Exhibit 4.1

Memorandum and Articles of
Association of BT Group plc

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1	Memorandum and Articles of Association of BT Group plc

Contents

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2	Memorandum and Articles of Association of BT Group plc

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Certificate of Incorporation on Change of Name and Re-Registration of a Private Company as a Public Company

Company No. 4190816

The Registrar of Companies for England and Wales hereby certifies that

Newgate Telecommunications Limited

formerly registered as a private company having changed its name and having this day been re-registered under the Companies Act 1985 as a public limited company is now incorporated under the name of

BT Group plc

and that the company is limited.

Given at Companies House, London, the 11th September 2001.

A SHAH
For the Registrar of Companies.

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4	Memorandum and Articles of Association of BT Group plc

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Certificate of Incorporation of a Private Limited Company

Company No. 4190816

The Registrar of Companies for England and Wales hereby certifies that

Newgate Telecommunications Limited

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, London, the 30th March 2001.

JENNIFER KING
For the Registrar of Companies.

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6	Memorandum and Articles of Association of BT Group plc

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7	Memorandum and Articles of Association of BT Group plc

Public Company Limited by Shares

Memorandum of Association of BT Group plc

Company No. 4190816
(Amended by a special resolution passed on 10 September 2001)

1	The Company’s name is “BT Group plc”.[1]

2	The Company is to be a public limited company.

3	The Company’s registered office is to be situate in England and Wales.

4	The Company’s objects are:[2]

4.1	To carry on any business of:
(a)	running, operating, managing or supplying systems of any kind for:
• conveying, receiving, storing, processing or transmitting in any way sounds, visual images, signals, messages and communications of any kind;
• processing data; or
• retrieving information;

(b)	operating, managing, supplying or otherwise dealing with:
• facilities and services for communications of any kind;
• facilities and services which incorporate, use or are used in connection with or ancillary to any of the systems described in paragraph (a) above; or
• equipment comprised in any of the systems described in paragraph (a) above;

(c)	selling, hiring or otherwise supplying any equipment, products or services;

(d)	a holding company and to co-ordinate all or any part of the businesses and operations of any and all companies, firms and businesses controlled directly or indirectly by BT or in which BT is interested, whether as a shareholder or not and whether directly or indirectly, and to acquire and hold, either in the name of BT or in that of any nominee or trustee, securities issued or guaranteed by any company and to co-ordinate the policy, management and administration of any companies in which BT is a member or participant or which are controlled by or associated with BT in any way;

(e)	an investment holding company and to acquire and hold by way of investment securities of all kinds created, issued or guaranteed by any company, association or partnership, whether with limited or unlimited liability, constituted or carrying on business in any part of the world, or by any individual person, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise;

1 By a special resolution passed on 10 September 2001, the name of the Company was changed from ‘Newgate Telecommunications Limited’ to ‘BT Group plc’.
2 Clause 4 was amended by a special resolution passed on 10 September 2001. Words defined at the end of Clause 4 are printed in bold. After the Articles there is an explanation of terms which explains various words and expressions used in Clause 4. These are printed in italics.

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8	Memorandum and Articles of Association of BT Group plc

	(f)	establishing, maintaining or operating research facilities and establishments of any kind, inventing, carrying out or promoting research and development for BT or any other person and exploiting the results of that research and development;

	(g)	engineers, bankers, financiers, factors, underwriters and dealers in securities, insurers, insurance brokers and agents, insurance underwriters, freight contractors, carriers by land, water and air of freight and passengers, forwarding agents, shipping agents, travel agents, employment agents, property developers, estate agents, surveyors, architects, builders, wharfingers, warehousemen, garage proprietors, motor mechanics, storage contractors, electricity supply undertakers, general traders, licensed sellers, restaurateurs, food processors, manufacturers and distributors of things of all kinds, club, hotel and inn proprietors, producers of exhibitions and displays, entertainers, impresarios, photographers, cartographers, couriers, and retailers, wholesalers and mail order operators;

	(h)	a general commercial company;

	(i)	operating, supplying or advising on security and alarm systems, facilities, services and equipment of any kind; or

	(j)	inquiry and detective agencies, investigating or detecting crimes committed against any person or carrying out prosecutions of criminal offences in BT’s name or on behalf of any other person.

4.2	To establish, acquire, dispose of, invent, design, develop, construct, demolish, produce, test, alter, maintain, repair, operate, use, manage, supply or otherwise deal with:
	(a)	equipment for communications of any kind and anything capable of being used for, in connection with or ancillary to any of these things;

	(b)	equipment, facilities, products and recordings used or designed for use for receiving, transmitting, making, producing, recording, replaying or reproducing in any way, programmes, sounds, visual images and signals of any kind;

	(c)	orbiting equipment and vessels and means of transport of any kind and parts and accessories for any of these things;

	(d)	offices, exchanges, systems, repeater stations, radio stations, satellite tracking stations, earth stations, roads, railways and other structures, installations and facilities of any kind; or

	(e)	equipment, software and any other things or substances which BT considers can be conveniently or advantageously dealt with in connection with any of BT’s objects or the objects of any of its subsidiaries.

4.3	To acquire, dispose of, design, display, develop, produce, distribute, broadcast, transmit, reproduce in any form, supply or otherwise deal with written or visual materials, stationery, publicity and promotional material, writing materials and documents of any kind.

4.4	To acquire any interests in or rights relating to property.

4.5	To dispose of, grant rights over, develop or exploit:
	(a)	all or any part of property in which BT has any interest or which might benefit BT or which can be conveniently or advantageously developed or exploited with property in which BT has an interest; or

	(b)	mines, mineral rights and natural resources of any kind.

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9	Memorandum and Articles of Association of BT Group plc

4.6	To acquire, dispose of or otherwise deal with gas, oil, petrol and petroleum products.

4.7	To apply for or acquire any:
	(a)	patents, patent rights, inventions, secret processes, designs, copyrights, trade marks, service marks, commercial names or designations, formulae, licences, concessions or similar things (or any interest in any of these things); or

	(b)	right to use or information regarding any invention or secret process;

and to develop, use, exercise, grant licences in respect of or otherwise deal with the property, rights and information acquired.

4.8	To provide:
	(a)	remotely located:
• office systems and services; or
• systems and services for the control of machinery using telecommunication or data processing facilities;

	(b)	services in connection with the reception, processing or forwarding of signals and information in any way;

	(c)	services in connection with the processing, ordering, paying for, despatching or delivering in any way of products and services of any kind;

	(d)	advisory, consultancy, management and training services in connection with anything that BT does or has power to do or in which BT has expertise; or

	(e)	educational and training courses and material which BT considers is connected with or of benefit to its businesses or activities or which uses its systems or services.

4.9	To:
	(a)	carry on any business of advertising, public relations and publicity agents and consultants;

	(b)	acquire, dispose of or use advertising time and space in any media;

	(c)	develop or produce advertising, publicity and promotional campaigns and competitions for any person; or

	(d)	promote or sponsor any person or thing which in BT’s opinion will advance or promote any of its businesses or activities.

4.10	To act as business and office managers, secretaries, messengers, telephone operators, commercial agents, mail order bureaux and market researchers.

4.11	To represent any person at meetings of organisations and bodies dealing with activities connected with any of BT’s businesses or to provide services of any kind to these organisations and bodies.

4.12	To negotiate and enter into agreements and standards relating to anything of concern or interest to BT or any person represented by or dealing with BT.

4.13	To carry on any other business and do any other thing which BT considers can be conveniently or advantageously carried on or done in connection with any of BT’s businesses or might increase the value or profitability of or exploit any of BT’s assets or use its expertise.

4.14	To borrow or raise money or secure or discharge any debt or obligation of BT or any other person in any way and on any terms BT thinks fit or to receive money on deposit or advance payments with or without interest.

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10	Memorandum and Articles of Association of BT Group plc

4.15	To guarantee, indemnify, support or secure in any way the payment of any money or the discharge or performance of any obligation by any person whether or not any consideration or advantage is received by BT.

4.16	To indemnify or exempt any person against or from any liability to the extent permitted by law.

4.17	To advance, lend or deposit money or give credit or financial assistance to any person on any terms BT thinks fit.

4.18	To acquire, dispose of, hold, charge, underwrite or otherwise deal with any obligations, securities or other investments of any kind and any options or rights in relation to those things.

4.19	To acquire, dispose of, deal or invest in foreign currencies and exchange and to enter into derivative transactions and other financial instruments of any kind for trading, investment or any other purpose.

4.20	To sign, draw, accept, endorse, make effective in any way, acquire, dispose of, discount, negotiate, issue or otherwise deal with cheques, promissory notes, drafts, bills of exchange and other instruments (whether negotiable or transferable or not).

4.21	To accept any securities or property or any interest in property in full or part payment for any services provided to, sale or supply made to, or debt owed by, any person.

4.22	To insure:
(a) against any potential liability or loss of BT or any other person;

(b) any asset, interest, matter or property; or

(c) the life or health of any person.

4.23	To apply for, acquire, exercise, carry out, use or pay or otherwise contribute to carrying into effect any licence, right, privilege or power which any person has the power to grant.

4.24	To apply for, obtain or promote any authorisation or enactment which appears to be intended to benefit BT and to oppose any bills, proceedings or applications which appear to be intended or likely to prejudice the interests of BT or any person dealing with BT.

4.25	To dispose of or transfer the business, property and undertaking of BT and all or any part of any asset of BT for any consideration BT thinks fit.

4.26	To dispose of any debts due or to become due to BT to any person for collection, to act as agents for those people in the collection of the debts disposed of and to enter into any obligation or recourse in connection with the disposal.

4.27	To acquire, establish, subscribe to or promote any person or body of people.

4.28	To acquire all or any part of the business, property and liabilities of any person carrying on a business, including one:
(a) which BT considers can be conveniently or advantageously carried on by BT; or

(b) with interests in assets the acquisition of which BT considers likely to be in its interests;

and to carry on, expand or wind up any of those businesses.

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11	Memorandum and Articles of Association of BT Group plc

4.29	To enter into and carry out any arrangement for:
	(a)	partnership or joint working in business;

	(b)	sharing of profits; or

	(c)	amalgamation;

with any other person.

4.30	To establish, regulate or discontinue agencies and local boards in any part of the world.

4.31	To arrange the incorporation, registration or recognition of BT under the laws of any place outside England.

4.32	To:
	(a)	acquire, establish, maintain or contribute to any pension, superannuation, retirement, redundancy, injury, death benefit or insurance funds, trusts, schemes or policies for the benefit of;

	(b)	give or arrange the giving of pensions, annuities, allowances, gratuities, donations, emoluments, benefits of any kind, incentives, bonuses and assistance in any way and on any terms BT thinks fit to; or

	(c)	acquire or maintain insurance for or for the benefit of;

any person:
	•	who is or was at any time an employee of, director or officer of (or held a similar office in), consultant or adviser to, or agent for, BT, its holding company or any subsidiary of BT or its holding company;
	•	whose service has been of benefit to BT or who BT considers has a claim of any kind on BT and the spouses, widows, widowers, families and dependants of those people;
	•	to whose business BT or any of its subsidiaries is, in whole or in part, a successor; or
	•	who is otherwise associated with BT.

4.33	To establish, provide, manage, maintain or provide financial assistance to welfare, sports and social facilities, associations, clubs, funds and institutions which BT considers likely to benefit or advance the interests of any person whose service has been of benefit to BT or who BT considers has a claim of any kind on BT and the spouses, widows, widowers, families and dependants of those people.

4.34	To manage, maintain, support or provide financial assistance to any facility, association, club, fund or institution which has been established, provided for, managed, maintained, supported or subscribed to by any person to whose business BT or any of its subsidiaries is, in whole or in part, a successor.

4.35	To establish, contribute to, maintain, advise or assist schemes for the acquisition of shares in BT or its holding company to be held by or for the benefit of employees, former employees and directors of BT or its holding company or any subsidiary of BT or its holding company.

4.36	To lend money to employees, former employees and directors of BT or its holding company or any subsidiary of BT or its holding company to enable them to acquire shares in BT or its holding company or to establish, implement or assist in any way the administration and running of any schemes for sharing profits of BT or its holding company with any of those people.

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12	Memorandum and Articles of Association of BT Group plc

4.37	To subscribe, contribute to or promote any charitable, benevolent or useful object of a public nature or any object which BT considers likely to further the interests of BT, its employees or its shareholders.

4.38	To do anything authorised in this Memorandum in any part of the world either alone or together with, or as factors, contractors, trustees, principals or agents for, any other person, or by or through factors, contractors, trustees or agents.

4.39	To act as director of, or secretary, manager, registrar or transfer agent for, or adviser or consultant to, any person.

4.40	To act as trustees of any kind or carry out any trust.

4.41	To pay any expenses, costs, disbursements or commissions or remunerate any person for services provided or to be provided in connection with the underwriting, placing or issue of any securities of BT or any other person.

4.42	To issue, allot or grant options over securities of BT:
(a) for cash;

(b) in full or part payment for any property or rights in property acquired by BT or any services provided to, at the request of, or for the benefit of, BT;

(c) as security or indemnity for, or in full or part satisfaction of, any liability or obligation assumed or agreed to be assumed by or for the benefit of BT; or

(d) for any other purpose.

4.43	To invest any money or use any property or assets of BT not immediately required in any way BT decides.

4.44	To distribute (in kind or otherwise) by way of dividend, bonus or reduction of capital all or any part of the property and assets of BT to its shareholders.

4.45	To acquire the property, rights and liabilities of British Telecommunications under the Telecommunications Act 1984 and to carry on, expand or extend all or any part of British Telecommunications’ business.

4.46	Generally to do any other things which BT considers are or may be incidental or conducive to the achievement of any of the objects in this Memorandum.

4.47	The following interpretation rules apply to Clause 4:
(a) the objects of BT set out in Clauses 4.1 to 4.46 are not to be interpreted narrowly. The widest interpretation possible is to be given to them. Unless the context expressly requires it, Clauses 4.1 to 4.46 will be separate and distinct objects of BT and will not be in any way limited to or restricted by:
• any other object set out in any Clause;
• the order in which the objects occur;
• the terms of any other Clause; or
• BT’s name;
and no object shall be subsidiary or incidental to any other object;

(b) any examples do not restrict the width or meaning of the object or objects which they relate to;

(c) references to “and” and “or” mean “and/or” where the context allows;

(d) “acquire” means to acquire in any way, including purchasing, taking on lease or in exchange, hiring, subscribing for or otherwise acquiring and for any kind of estate or interest. The acquiring can be by contract, tender, underwriting or in any other way and on any terms and it can be direct or indirect;

(e) “BT” means BT Group plc;

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13	Memorandum and Articles of Association of BT Group plc

	(f)	“company” includes any company or corporate body established anywhere in the world;

	(g)	“construct” includes manufacture, erect, assemble and install;

	(h)	“equipment” includes plant, apparatus and telecommunication apparatus;

	(i)	“holding company” and “subsidiary” have the same meaning as in the Companies Act 1985 (as amended). However, “holding company” also includes any other parent undertaking and “subsidiary” also includes any other subsidiary undertaking, as defined in that Act;

	(j)	“person” and “people” include any individual, trustee, company, corporate body, partnership, firm, government, authority, agency, body or society (in any case whether incorporated or not);

	(k)	“property” includes real and personal property of any kind and any interest in or right to any such property;

	(l)	“repair” includes renovate, refurbish and recondition;

	(m)	“securities” includes any shares, stocks, debentures, debenture stock, loan stock, bonds, bills, notes, warrants or rights to subscribe or convert.These can be either fully or partly paid;

	(n)	“systems” includes telecommunication systems and communication systems of any kind; and

	(o)	“telecommunication system” and “telecommunication apparatus” include:
• the meanings given to them in Section 4 of (and in the case of “telecommunication apparatus” as extended by paragraph 1(1) of Schedule 2 to) the Telecommunications Act 1984 as it was in effect on 31 May 1999 ignoring any repeal, modification or re-enactment after that date; and
• any inventions, improvements, developments or replacements of systems and equipment in the area of telecommunications.

5	The liability of the members is limited.

6	The share capital of the Company is £100 [3] divided into 100 shares of £1 each.

3 By ordinary resolutions passed on 10 September 2001:

(i) the share capital of the Company was increased to £23,000,050,025 by the creation of22,999,999,900 ordinary shares of £1 each and one redeemable preference share of £50,025 and

(ii) the 23,000,000,000 ordinary shares of £1 each were consolidated into 20,000,000,000 ordinary shares of 115p each.

On 20 November 2001 the following Minute was approved by the High Court of Justice and registered by the Registrar of Companies:-

‘The capital of BT Group plc was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 20 November 2001 reduced from £23,000,050,025 divided into 20,000,000,000 ordinary shares of 115 pence each and one redeemable preference share of £50,025 to £13,463,012,673.40 divided into 8,670,033,956 ordinary shares of 5 pence each, 11,329,966,044 ordinary shares of 115 pence each and one redeemable preference share of £50,025. It is further provided by the said special resolution that on such reduction of capital taking effect each unissued ordinary share of 115p each be subdivided into 23 ordinary shares of 5p each. The capital of the Company is accordingly on the registration of this Minute £13,463,012,673.40 divided into 269,259,252,968 ordinary shares of 5p each and one redeemable preference share of £50,025 of which 8,670,033,956 of the ordinary shares and the redeemable preference share have been issued and are deemed to be fully paid and the remaining ordinary shares are unissued.’

On 23 November 2001 the redeemable preference share of £50,025 was redeemed and, in accordance with the Articles of Association of the Company, automatically converted into 1,000,500 ordinary shares of 5p.

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14	Memorandum and Articles of Association of BT Group plc

We, the Subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the shares shown opposite our names.

Name and Address of Subscriber	Number of Shares taken

Alan George Scott	One
The Old Manse House
17 Imperial Road
Windsor
Berkshire
SL4 3RY

David Borthwick	One
Deep Meadow
Erdington
Bridgwater
Somerset
TA7 9JH

Total Shares taken:	Two

Dated: 27 March 2001

Witness to the above Signatures:

D Wenham 81 Newgate Street London EC1A 7AJ

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15	Memorandum and Articles of Association of BT Group plc

Contents of the Articles of Association

Article No(s)	Subject	Page No(s)
1	Preliminary Article	17
2-3	General Meetings	17
4-5	Notice of General Meetings	17
6-11	Proceedings at General Meetings	19
12-18	Voting at General Meetings	21
19-23	Shareholders’ Voting Rights	23
24-27	Proxies	24
28-29	Company Representatives	26
30-31	Directors	26
32-37	Appointment and Removal of Directors	27
38-41	Rotation of Directors	28
42	Disqualification of Directors	29
43-46	Remuneration of Directors	30
47-55	Board Meetings	31
56-57	Board Committees	33
58-60	Directors’ Interests	33
61-69	Directors’ Management Powers	35
70-71	Directors’ Borrowing Powers	38
72-78	Share Capital	39
79-83	Changing Share Capital	42
84-86	Share Rights	43
87-88	Share Certificates	44
89-91	Transferring Shares	45
92-96	People Automatically Entitled to Shares by Law	46
97	Shareholders who Cannot be Traced	47
98-106	Dividends	48
107	Scrip Dividends	50
108-116	Notices	52
117-118	Auditor	55
119	Secretary	55
120	Seals	56
121-122	Documents	57
123-124	Indemnity and Insurance	58
125-127	Reserves	58
128-130	Accounts	59
131	Winding Up	60
132	Interpretation	61

Words defined at the end of the Articles are printed in bold.
After the Articles there is an explanation of terms which explains various words and expressions used in the Articles. These are printed in italics.

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16	Memorandum and Articles of Association of BT Group plc

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17	Memorandum and Articles of Association of BT Group plc

Public Company Limited by Shares

Articles of Association of BT Group plc

Company No. 4190816

(Adopted by a special resolution passed on 10 September 2001 and amended by special resolutions passed on 10 September 2001 and 15 November 2001)

Preliminary Article

1	Standard regulations do not apply

Any regulations made under the legislation containing standard articles of association do not apply to BT.

General Meetings

2	Annual General Meetings

Every year BT must hold an Annual General Meeting, in addition to any other General Meetings which are held in the year. The notice calling the meeting must say that the meeting is the Annual General Meeting. There must not be a gap of more than 15 months between one Annual General Meeting and the next. The Board will decide when and where to hold the Annual General Meeting.

3	Extraordinary General Meetings

If a General Meeting is not an Annual General Meeting, it is called an Extraordinary General Meeting. The Board can decide to call an Extraordinary General Meeting at any time.

Notice of General Meetings

4	Notice of meetings

4.1	At least 21 clear days’ written notice must be given for every Annual General Meeting and for any other meeting where it is proposed to pass a special resolution or to pass some other resolution of which special notice under the Companies Act has been given to BT. For every other General Meeting, at least 14 clear days’ written notice must be given.

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18	Memorandum and Articles of Association of BT Group plc

4.2	A notice of meeting must state:
• where the meeting is to be held;
• the date and time of the meeting;
• the general nature of any special business to be dealt with at the meeting;
• whether a resolution will be proposed as a special resolution or an extraordinary resolution; and
• that a shareholder who can attend and vote can appoint one or more proxies (who need not be shareholders) to attend and vote for them.

4.3	Notices of meetings must be given to the shareholders, unless the Articles or the rights of the shares say they are not entitled to receive them from BT. However, the Board can decide that only people who are entered on the Register at the close of business on a particular day are entitled to receive the notice. The Board can choose that day so long as it falls not more than 21 days before the notice is sent. Notice must also be given to the Auditor and the Board.

4.4	The Board can specify in the notice of meeting a time by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The time specified must not be more than 48 hours before the time fixed for the meeting.

4.5	If BT cannot call a General Meeting by sending notices by post or electronic mail, because the post or electronic mail system in the United Kingdom is generally suspended or restricted, the Board can give notice of the meeting to shareholders affected by the suspension or restriction by advertisement in at least two United Kingdom national newspapers. Notice given in this way will be treated as being given to affected shareholders who are entitled to receive it at midday on the day when the last advertisement appears in the newspapers. If it becomes generally possible to use the post or electronic mail system again more than 14 days before the meeting, BT must send confirmation of the notice by post or electronic mail.

5	Moving or postponing meetings at short notice

If the Board consider that it is impractical, or undesirable, to hold a General Meeting on the date or at the time or place stated in the notice of meeting, they can change the place of, or postpone, the meeting, or do both of these things. If the Board do this, and if it is practical, BT will announce the date, time and place of the rearranged meeting by advertisement in at least two United Kingdom national newspapers. Notice of the business of the meeting does not need to be given again. The Board must take reasonable steps to ensure that a shareholder trying to attend the meeting at the original date, time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy appointments can be made, in the way required by Articles 24 and 25, until 48 hours before the rearranged meeting. The Board can also change the place of, or postpone, the rearranged meeting, or do both, under this Article.

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19	Memorandum and Articles of Association of BT Group plc

Proceedings at General Meetings

6	Chairman of meetings

6.1	The chairman of the Board will be the chairman at every General Meeting. If BT does not have a chairman, or if the chairman is not present, willing and able to chair the meeting, the deputy chairman will chair the meeting.

6.2	If BT does not have a chairman or a deputy chairman, or if neither the chairman nor the deputy chairman is present, willing and able to chair the meeting, after waiting 15 minutes from the time that the meeting is due to start, the directors who are present will choose one of the directors to act as chairman. If there is only one director present, that director, if willing, will be chairman. If no director is present and willing, the Secretary, if present and willing, will be chairman.

6.3	If there is no director or Secretary present, willing and able to chair the meeting, after waiting 15 minutes from the time that the meeting is due to start, the shareholders and proxies who are present and entitled to vote will choose a shareholder or proxy to act as chairman.

6.4	Nothing in the Articles is intended to restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

6.5	The decision of the chairman on points of order, matters of procedure or arising incidentally out of the business of a General Meeting is conclusive, as is the chairman’s decision, acting in good faith, on whether a point or matter is of this nature.

7	Security and other arrangements at meetings

7.1	The chairman of a meeting or the Secretary can take any action they consider appropriate:
• for proper and orderly conduct at a General Meeting; or
• so that the meeting reflects the wishes of the majority.

7.2	The Board can ask shareholders or proxies wanting to attend a General Meeting to submit to searches or other security arrangements which the Board think are appropriate. The Board can, in their discretion, refuse entry to, or remove from, a General Meeting a shareholder or proxy who does not submit to those searches or comply with those security arrangements.

8	Meeting in different places

8.1	Subject to the legislation and the rest of the Articles, every shareholder can attend a General Meeting in person or by proxy. Where the General Meeting is to be held at more than one place, a shareholder or proxy prevented from attending at one place can attend and participate at another place.

8.2	The Board can make arrangements that they, in their discretion, think appropriate to:
• regulate the number of people attending at a place where a General Meeting (or adjournment) is to be held;
• ensure the safety of people attending at that place; or
• enable attendance at that meeting (or adjournment);

and can change those arrangements at any time. The arrangements can include (without limitation) the issue of tickets or the use of a random method of selection.

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20	Memorandum and Articles of Association of BT Group plc

8.3	In the case of a General Meeting to which these arrangements apply, the Board can, when specifying the place of the meeting:
• direct that the meeting will be held at a place identified in the notice at which the chairman of the meeting will attend (the ‘Main Meeting Place’); and
• make arrangements for simultaneous attendance and participation at other places (whether by electronic means or using electronic communication or otherwise) by shareholders and proxies entitled to attend the meeting but excluded from it under this Article or who want to attend at one of the other places.

The notice of meeting does not have to give details of any arrangements under this Article.

8.4	Subject to Article 8.1, arrangements for simultaneous attendance can include arrangements for regulating the number of people attending at any other places.

8.5	In the Articles (unless the context requires otherwise) the shareholders will be treated as meeting in the Main Meeting Place.

8.6	The Board’s powers and discretions under this Article are delegated to the chairman at a General Meeting.

9	Quorum

9.1	Before a General Meeting starts any business, there must be a quorum present.If not, the meeting cannot carry out any business but can choose a person to chair the meeting. The quorum is two people who are entitled to vote. They can be shareholders or proxies or a combination of both.

9.2	This Article applies if a quorum is not present within 20 minutes after the time fixed for a General Meeting to start or within any longer period which the chairman decides. If the meeting was called by shareholders, it is cancelled.Any other meeting is adjourned to any date, time and place stated in the notice of meeting. If the notice does not provide for this, the meeting is adjourned to a date, time and place decided by the chairman.

10	Adjourning meetings

10.1	The chairman of a meeting can adjourn the meeting, before or after it has started, if the chairman considers that:
• there is not enough room for the number of shareholders and proxies who want to attend the meeting;
• the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or
• an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out.

The chairman can adjourn the meeting for any of these reasons to a date, time and place which the chairman decides, or indefinitely. The chairman does not need the consent of the meeting to do this.

10.2	The chairman of a meeting can adjourn a meeting which has a quorum present if the meeting agrees. The chairman must adjourn the meeting if the meeting directs this. The adjournment can be to a date, time and place which the chairman decides, or indefinitely.

10.3	If a meeting is adjourned indefinitely, the Board will decide the date, time and place of the adjourned meeting. Meetings can be adjourned more than once.

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21	Memorandum and Articles of Association of BT Group plc

10.4	If a meeting is adjourned for 60 days or more, at least seven days’ notice must be given for the adjourned meeting in the same way as was required for the original meeting, including notice of the business to be considered there. If a meeting is adjourned for more than 30 but less than 60 days, notice of the date, time and place of the adjourned meeting must be given by advertisement in at least two United Kingdom national newspapers. There is no need to give notice of the business to be considered there. If a meeting is adjourned for 30 days or less, there is no need to give notice of the adjourned meeting, or of the business to be considered there.

10.5	A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

11	Amending resolutions

11.1	The chairman can propose amendments to an ordinary, special or extraordinary resolution if they are amendments to correct an obvious error in the resolution.

11.2	No other amendments can be proposed to a special or extraordinary resolution.

11.3	Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if written notice of the proposed amendment is delivered to the Registered Office addressed to the Secretary at least three clear business days before the day fixed for the meeting or adjourned meeting.

11.4	If the chairman, acting in good faith, rules an amendment out of order, an error in that ruling will not affect the validity of a vote on the original resolution.

Voting at General Meetings

12	How votes are taken

12.1	If a resolution is put to the vote at a General Meeting, it will be decided by a show of hands, unless a poll is demanded as soon as, or before, the result of the show of hands is declared by the chairman. A poll can be demanded by:
• the chairman of the meeting;
• at least five shareholders at the meeting who are entitled to vote (or their proxies); or
• one or more shareholders at the meeting who are entitled to vote (or their proxies) and who have, between them, at least 10 per cent of the total votes of all shareholders who have the right to vote at the meeting.

The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

12.2	A demand for a poll can be withdrawn if the chairman agrees to this. If a poll is demanded, and this demand is then withdrawn, a declaration by the chairman of the result of a vote by a show of hands on that resolution, which was made before the poll was demanded, will stand.

13	How polls are taken

13.1	The chairman of the meeting can decide where, when and how a poll will be taken. The result will be treated as the decision of the meeting where the poll was demanded, even if the poll is taken after the meeting.

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22	Memorandum and Articles of Association of BT Group plc

13.2	The chairman can:
• decide that a ballot, electronic voting, voting papers or tickets will be used;
• appoint one or more scrutineers (who need not be shareholders);
• adjourn the meeting to a date, time and place which the chairman decides for the result of the poll to be declared; or
• declare the result of the poll or decide how it should be declared.

13.3	A shareholder can vote either in person or by proxy on a poll. If a shareholder votes on a poll, they do not have to use all of their votes or cast all their votes in the same way.

14	Timing of polls

A poll can be taken either at the meeting or within three months. No notice is required for a poll.

15	Meetings continue after poll demanded

A demand for a poll on a particular matter does not stop a meeting from continuing and dealing with other matters. But once all these matters have been dealt with, the meeting is treated as having ended immediately after the poll has been taken, even though the result of the poll is to be worked out and announced later.

16	Chairman’s casting vote

If the votes cast are equal, either on a show of hands or on a poll, the chairman of the meeting has a further, casting vote. This is in addition to any other votes which the chairman has as a shareholder or proxy.

17	Effect of declaration by chairman

The following applies when there is a vote on a show of hands and no poll is demanded or a demand for a poll is withdrawn. Any of the following declarations about a resolution by the chairman of the meeting which is entered in the minute book is conclusive proof that it has been:
• carried;
• carried by a particular majority; or
• lost.

There is no need to prove the number or proportion of votes recorded for or against a resolution.

18	Written Resolutions

Subject to the legislation, a written resolution which is signed by or on behalf of all the shareholders who would be entitled to receive notice of and vote on the resolution at a General Meeting is just as valid and effective as a resolution passed by those shareholders at a General Meeting which is properly called and held. The resolution can be passed using several copies of a document, if each copy is signed by or on behalf of one or more shareholders. These copies can be made using electronic communications. No signature is necessary if electronic communications are used, subject to any terms and conditions the Board decide.

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23	Memorandum and Articles of Association of BT Group plc

Shareholders’ Voting Rights

19	Votes of shareholders

Where there is a vote on a show of hands, a shareholder present at a meeting in person or by proxy has one vote. Where there is a poll, a shareholder present in person or by proxy has one vote for every share which they hold or represent. This is subject to any special rights or restrictions which are given to a class of shares and to the Articles.

20	Failure to comply with notice under section 212 of the Companies Act

20.1	This Article applies if a shareholder, or a person appearing to be interested in shares held by that shareholder, has:
	•	been sent a notice under section 212 of the Companies Act requiring information about interests in shares; and
	•	failed to supply to BT the required information within 14 days after delivery of that notice.

Then, unless the Board decide otherwise, the shareholder is not entitled to:
	•	attend or vote either in person or by proxy at a shareholders’ meeting; or
	•	exercise any other right in relation to shareholders’ meetings as holder of any shares in BT.

These restrictions end seven days after the earlier of the date on which:
	•	the shareholder complies with the notice to BT’s satisfaction; and
	•	BT receives written notice that there has been an approved transfer of the shares.

20.2	A person who obtains shares subject to restrictions under Article 20.1 is subject to the same restrictions, unless the transfer was:
	•	an approved transfer; or
	•	made by a shareholder who was not in default in supplying the information required by the notice under Article 20.1.

20.3	In this Article a person is treated as appearing to be interested in any shares if the shareholder holding those shares has been sent a notice under section 212 of the Companies Act and:
	•	the shareholder has named that person as being so interested; or
	•	(after taking into account the response of the shareholder to the notice and any other relevant information) the Board knows or reasonably believes that the person in question is or may be interested in the shares.

20.4	In this Article a transfer of shares is an approved transfer if:
	•	it is a transfer of shares to an offeror under an acceptance of a takeover offer; or
	•	the Board are satisfied that the transfer is a genuine sale of the whole of the beneficial ownership of the shares to a person who is not connected with the shareholder or with a person appearing to be interested in the shares. This includes such a sale made through the London Stock Exchange or any other stock exchange on which BT’s shares are normally traded.

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24	Memorandum and Articles of Association of BT Group plc

21	Votes of joint shareholders

If more than one joint shareholder votes, the only vote which will count is the vote of the first shareholder listed on the Register for the share. This also applies if the shareholders vote by proxy.

22	Votes of shareholders who are unable to manage their affairs

This Article applies where a:

• shareholder is unable to manage their affairs; and
• court which claims jurisdiction to protect people who are unable to manage their affairs has made an order about the shareholder.

The people appointed by the court to act for the shareholder can vote for the shareholder and exercise other rights at General Meetings. This includes appointing a proxy, voting on a show of hands and voting on a poll. However, it only applies if any evidence which the Board requires of their authority to do these things is delivered to the Registered Office or any other place the Board specify for delivery of proxy forms at least 48 hours before the relevant meeting (or adjourned meeting).

23	Challenging votes

An objection to the right of a person to vote must be made at the meeting (or adjourned meeting) at which the vote is cast. If a vote is not disallowed at a meeting, it is valid for all purposes. An objection must be raised with the chairman of the meeting. The chairman’s decision is conclusive.

Proxies

24	Appointment of proxies

24.1	A proxy is appointed by using a proxy form or in any other way, and subject to any terms and conditions, the Board decide. For example, the Board can decide that a proxy can be appointed using electronic communications.

24.2	A proxy need not be a shareholder.

24.3	A proxy form:
• must be in writing; and
• can be in any form which is commonly used or in any other form the Board approve.

24.4	A proxy form given by:
• an individual must be signed by the individual or an attorney who is authorised to act on behalf of the individual or comply with the requirements of Article 109; and
• a company must be sealed with the company’s seal or signed by an officer of the company or an attorney who is authorised to act on behalf of the company or comply with Article 109.

Signatures need not be witnessed.

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25	Memorandum and Articles of Association of BT Group plc

25	Receipt of proxies

25.1	A proxy form must be received at the place or address stated in the notice of meeting or proxy form or in any invitation contained in an electronic communication to appoint a proxy or, if no place or address is stated, at the Registered Office. If the Board decide that a proxy can be appointed in any other way, notice of the appointment must be received as the Board specifies.

25.2	Notices of appointments of proxies must be received at least:
• 48 hours before a meeting or adjourned meeting; or
• 24 hours before a poll is taken, if the poll is not taken on the same day as the meeting or adjourned meeting.

25.3	Any power of attorney or other authority relied on to appoint a proxy, or a copy which has been certified by a solicitor or notary, must be registered with BT, together with any proxy form or in any other way that the Board specify, unless this has already been done. These documents must be received by the deadline which applies to notices of appointments of proxies under Article 25.2. The Board may decide to disapply the requirements in this Article 25.3 in relation to a proxy form or the appointment of a proxy made under the second sentence of Article 25.1.

25.4	If this Article is not complied with, the proxy will not be able to act for the person who appointed them.

25.5	If a proxy for several meetings has been properly appointed for a meeting or adjourned meeting, the proxy does not need to be appointed again for a later meeting which the appointment covers. A proxy form will be valid for any adjournment of the meeting or meetings to which it relates and for any vote on a show of hands or any poll demanded at that meeting or adjourned meeting.

25.6	If more than one proxy is appointed in respect of the same share to act at the same meeting, only the last appointment received will be treated as valid (regardless of when it was signed or by what means it was submitted). If BT does not know which is the last appointment, BT can decide which appointment to treat as valid or whether any of them are valid and its decision will be conclusive.

25.7	A shareholder can attend and vote at a General Meeting or on a poll even if they have appointed a proxy to attend and vote at that meeting or on that poll.

26	Revocation of proxies

26.1	A vote cast by a proxy in the way authorised by their appointment and a demand for a poll made by a proxy will be valid even though the shareholder who appointed the proxy has:
• died or is unable to manage their affairs;
• revoked the appointment; or
• revoked the authority of the person who made the appointment.

However, this does not apply if written or oral notice of any of these events has been received in any way specified for the appointment of proxies:
• 48 hours before the meeting or adjourned meeting; or
• 24 hours before the poll is taken, if the poll is not taken on the same day as the meeting or adjourned meeting.

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26	Memorandum and Articles of Association of BT Group plc

26.2	The appointment of a proxy will cease to be valid 12 months after the date the proxy form was signed or notice of the appointment was received. However, the appointment is still valid at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting, if the original meeting was first held within the 12 month period.

27	Proxies speaking at meetings

A proxy can speak at a General Meeting and demand or join in demanding a poll.

Company Representatives

28	Appointment of company representatives

28.1	A company which is a shareholder can authorise a person to act as its representative at a General Meeting in respect of its entire holding of shares or any part of its holding of shares. It may appoint several people to act as its representatives so long as only one representative is appointed with respect to any one share. Such person or people are called company representatives. A company representative can exercise all the powers on behalf of the company (in respect of those shares held in the name of the company in respect of which the authorisation is given) which the company could exercise, and is subject to the provisions of the Articles, as if it were an individual shareholder present at the meeting. This means, for example, that if several people are appointed to act as a company’s representatives then each one can vote on a show of hands or a poll.

28.2	The Board or the chairman can require whatever evidence they reasonably require of the authority of a company representative including details of the number of shares in respect of which that company representative is appointed before allowing that person to exercise the powers conferred on them by Article 28.1.

29	Revocation of appointment of company representatives

A vote cast, or demand made for a poll, by a company representative will be valid even though the company representative is no longer authorised to represent the company for any reason. This does not apply if written notice of the fact that the company representative is no longer authorised has been received by BT by the deadline which applies to notice of revocation of proxies under Article 26.

Directors

30	Number of directors

There must be at least two directors. The shareholders can vary this minimum and/or decide or vary a maximum number of directors by passing an ordinary resolution.

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31	Directors need not be shareholders

A director need not be a shareholder. A director who is not a shareholder is still entitled to receive notice of and attend and speak at shareholders’ meetings.

Appointment and Removal of Directors

32	People who can be directors

Only the following people can be elected as directors at a General Meeting:
• a director who is retiring at the meeting;
• a person who is recommended by the Board; and
• a person who has been proposed in the following way. A shareholder who is entitled to attend and vote at the meeting (other than the proposed director) must sign and deliver a written notice to BT. The notice must state that they intend to propose the person for election and whether the person is proposed as an additional director or to replace a director who is retiring or being removed. This notice must be delivered not less than 14 nor more than 42 days before the date of the meeting. The person to be proposed must sign a written confirmation that they are willing to be elected and this must be delivered with the notice.

33	Filling vacancies and appointing or electing additional directors

33.1	The Board can appoint a person as an additional director or as a replacement for another director. A director appointed in this way automatically retires at the first Annual General Meeting after their appointment. At this Annual General Meeting they can be elected by the shareholders as a director.

33.2	Subject to Article 32, the shareholders can elect a person proposed as an additional director or to replace another director by passing an ordinary resolution.

33.3	Additional directors can only be appointed or elected under this Article within any maximum number of directors which applies under Article 30 (including any variation of that maximum approved by an ordinary resolution of shareholders).

34	Removing and electing directors by ordinary resolution

34.1	The shareholders can pass an ordinary resolution to remove a director, even though the director’s time in office has not ended. This applies despite anything else in the Articles or in any agreement between BT and the director. Special notice of the resolution must be given to BT as required by the legislation. If a director is removed in this way, it will not affect any claim which the director has for damages for breach of any contract of service.

34.2	Subject to Article 32, the shareholders can elect a person to replace a director who has been removed in this way by passing an ordinary resolution. A person elected under this Article to replace a director who has been removed retires by rotation under Article 38 when the director replaced would have been due to retire. If no director is elected under this Article, the vacancy can be filled under Article 33.

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35	Electing two or more directors

A single resolution for the election of two or more directors is void unless the shareholders approve the putting of the resolution in this form first by a vote taken at the General Meeting with no votes cast against.

36	Directors can act if there are vacancies

Even if one or more director(s) has stopped being a director, the remaining director(s) can continue to act. If the number of director(s) falls below the minimum which applies under Article 30 (including any variation of that minimum approved by an ordinary resolution of shareholders), the remaining director(s) can only:
• appoint further director(s) to make up the shortfall; or
• convene a General Meeting.

If no director(s) are willing or able to act under this Article, any two shareholders can call a General Meeting to elect director(s).

37	Age limits

No person will be prevented from being or becoming a director simply because that person has reached the age of 70. It is not necessary to give special notice of a resolution appointing a person who is 70 or more as a director. Where the Board convene a General Meeting at which a director proposed for election or re-election will be 70 or more, the Board must state this in the notice of meeting (or a document sent with that notice). However, the accidental failure to state this will not invalidate the election or re-election of the director or any other proceedings at the meeting.

Rotation of Directors

38	Retiring by rotation

At every Annual General Meeting any director who was elected or last re-elected a director at or before the Annual General Meeting held in the third year before the current year shall retire by rotation.

39	Deleted

40	Re-electing directors who retire by rotation

At the General Meeting at which a director retires by rotation the shareholders can pass an ordinary resolution to re-elect the director or, if Article 32 has been complied with, to elect some other eligible person in the director’s place. The retiring director is treated as re-elected unless:
• the meeting expressly resolves not to elect a director to fill the vacancy;
• the director has told BT in writing that the director does not want to be re-elected;
• a resolution to re-elect the director is put to the meeting and lost; or
• any maximum number of directors which applies under Article 30 (including any variation of that maximum approved by an ordinary resolution of shareholders) would be exceeded.

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41	When a director retires

A director retiring at a General Meeting retires at the end of that meeting or (if earlier) when a resolution is passed to elect another person in the director’s place or when a resolution to re-elect the director is put to the meeting and lost. Where a retiring director is re-elected (or treated as re-elected under Article 40) the retiring director continues as a director without a break.

Disqualification of Directors

42	When directors are disqualified

42.1	A director automatically ceases to be a director if:
	•	the director ceases to be a director under the legislation or is removed from office under the Articles;
	•	the director is prohibited from being a director under the legislation;
	•	the director becomes bankrupt;
	•	the director makes an arrangement or composition with the director’s creditors or applies for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;
	•	the director becomes unable to manage their affairs and a court which claims jurisdiction to protect people who are unable to manage their affairs has made an order detaining the director or appointing a person to manage the director’s property or affairs;
	•	except where the director’s contract prevents the director resigning, the director:
• delivers to BT a written notice of resignation signed by or on behalf of the director; or
• offers to resign and the Board pass a resolution accepting the offer;
	•	the director has missed Board meetings for a continuous period of six months, without permission from the Board and the Board pass a resolution removing the director from office; or
	•	the director’s contract expires or is terminated for any reason and is not renewed or replaced within 14 days.

42.2	If a director ceases to be a director, the director automatically ceases to be a member of any Board committee or sub-committee.

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Remuneration of Directors

43	Directors’ fees

The Board can decide on the amount, timing and method of payment of directors’ fees, but the total fees paid to each director, excluding amounts payable under any other Article, must not exceed:
	•	£50,000 a year (accruing daily), increasing by the percentage increase in the retail prices index (as defined in Section 833(2) Income and Corporation Taxes Act 1988) for any 12 month period beginning on 1 April 1999 or an anniversary of that date; or
	•	any higher sum decided on by an ordinary resolution of shareholders. This resolution can increase the fee paid to all or any directors either permanently or for a particular period.

44	Directors’ expenses

The Board can also repay to a director all expenses properly incurred in:
	•	attending and returning from shareholders’ meetings, Board meetings or Board committee meetings; or
	•	any other way in connection with BT’s business.

45	Extra fees

45.1	The Board can award extra fees to a director who:
	•	holds an executive position;
	•	acts as chairman or deputy chairman;
	•	serves on a Board committee or board at the request of the Board; or
	•	performs any other services which the Board consider extends beyond the ordinary duties of a director.

45.2	Extra fees can take the form of salary, commission, profit sharing or other benefits (and can be paid partly in one way and partly in another). They can also include any kind of benefit for the director’s dependants. This is all decided by the Board.

46	Pensions and other benefits

46.1	The Board can decide whether to provide:
	•	pensions;
	•	annual payments; or
	•	other allowances or benefits;

to any people including people who are or who were directors of BT. The Board can decide to extend these arrangements to relations or dependants of, or people connected to, these people. The Board can also decide to contribute to a scheme or fund or to pay premiums to a third party for these purposes.

46.2	BT can only provide pensions and other similar benefits to:
	•	people who are or were directors but who have not been employed by, or held an office or executive position in, BT or its subsidiary undertakings; and
	•	relations or dependants of, or people connected to, those directors or former directors;

if the shareholders approve this by passing an ordinary resolution.

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31	Memorandum and Articles of Association of BT Group plc

46.3	No director or former director is accountable to BT or the shareholders for a benefit of any kind given in accordance with this Article. The receipt of a benefit of any kind given in accordance with this Article does not prevent a person from being or becoming a director of BT.

Board Meetings

47	Board meetings

The Board can decide when and where to have meetings, how they are conducted and the quorum. They can also adjourn their meetings.

48	Notice of Board meetings

48.1	A meeting can be called by a director or the Secretary. The Secretary must also call a meeting if a director requests this.

48.2	The Board can decide how notice of Board meetings is to be given and on any terms and conditions (including oral notice). Subject to this, Board meetings are called by delivering a written notice to each director personally or by sending it to their last known address or another address given to BT for this purpose.

48.3	A director who is out of the United Kingdom is not entitled to be given notice of a Board meeting unless:
• notice of a Board meeting is given in writing; and
• the director has asked the Board in writing to send notices of Board meetings during the director’s absence to the director’s last known address or another address given to BT for this purpose.

A director can waive notice of a meeting at any time, even if the meeting has already taken place.

49	Chairman of Board meetings

49.1	The Board can appoint a director as chairman or deputy chairman for whichever periods the Board decide. If the chairman is at a meeting, the chairman will chair it. In the chairman’s absence, the chair will be taken by the deputy chairman.If there is no chairman or deputy chairman present and willing within five minutes after the time when the meeting is due to start, the chair will be taken by a director nominated by the chairman in writing. If the chairman has not done this, the directors present can choose which one of them will be the chairman of the meeting.

49.2	References in the Articles to “deputy chairman” include, if no one has been appointed with that specific title, a person appointed to a position with another title which the Board designate as equivalent to the position of deputy chairman.

50	Quorum

50.1	If no other quorum is fixed by the Board, two directors form a quorum. A meeting at which a quorum is present can exercise all the powers and discretions of the Board.

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32	Memorandum and Articles of Association of BT Group plc

50.2	A director who ceases to be a director at a Board meeting can continue to be present and act as a director and be counted in the quorum until the end of that Board meeting if no other director objects and a quorum of the Board would not otherwise be present.

51	Voting at Board meetings

Matters for decision which arise at a Board meeting will be decided by a majority vote. If the votes are equal, the chairman of the meeting has a second, casting vote.

52	Video conference and telephone meetings

Any of the directors or members of a committee can take part in a Board meeting or Board committee meeting by way of a:
• video conference or conference telephone or similar equipment designed to allow everybody to take part in the meeting; or
• series of video conferences or telephone calls from the chairman of the meeting.

Taking part in this way will be treated as being present at the meeting. A meeting which takes place by a series of video conferences or telephone calls from the chairman will be treated as taking place where the chairman is. Otherwise meetings will be treated as taking place where the largest group of the participants are or, if there is no such group, where the chairman is, unless the Board decide otherwise.

53	Minutes of meetings

53.1	The Board must cause minutes to be made in minute books of the:
• names of the directors present at each Board meeting and Board committee meeting;
• appointments of officers made by the Board; and
• proceedings and resolutions at Board meetings, Board committee meetings and shareholders’ meetings.

53.2	It is not necessary for the directors present at a Board meeting or Board committee meeting to sign their names in the minute book or other attendance book.

54	Validity of the Board’s actions

Everything which is done by a Board meeting, a Board committee meeting or a person acting as a director, will be valid even though it is discovered later that a director or person acting as a director was not properly appointed or elected. This also applies if it is discovered later that a person was disqualified from being a director, had ceased to be a director or was not entitled to vote.

55	Written Resolutions

A written resolution can be signed by all of the directors who:
• are in the United Kingdom at the time;
• would be entitled to vote on the resolution at a Board meeting; and
• together meet the quorum requirement for Board meetings.

This kind of resolution is just as valid and effective as a resolution passed by those directors at a meeting which is properly called and held. The resolution can be passed using several copies of a document, if each copy is signed by one or more directors. These copies can be made using electronic communications. No signature is necessary if electronic communications are used, subject to any terms and conditions the Board decide.

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Board Committees

56	Delegating powers to committees

56.1	The Board can delegate any of their powers or discretions to committees of one or more directors or other people. This includes powers or discretions relating to directors’ pay or giving benefits to directors. If the Board have delegated a power or discretion to a committee, any references in the Articles to using that power or discretion include its use by the committee. A committee must comply with any regulations made by the Board. These regulations can require or allow people who are not directors to be co-opted onto the committee and can give voting rights to co-opted members.

56.2	Unless the Board specifically decide not to allow this, a committee can sub-delegate powers and discretions to sub-committees or other people.

56.3	References in the Articles to committees include sub-committees permitted under this Article.

57	Proceedings of committees

57.1	If a committee includes two or more members, the Articles which regulate Board meetings and their procedure will also apply to committee meetings (if possible), unless these are inconsistent with any regulations for the committee which the Board has made under Article 56.

57.2	A committee or sub-committee can be called a “board” or “council” or any other name the Board decide.

Directors’ Interests

58	Directors’ interests in transactions with BT

58.1	If the legislation allows and the director has disclosed the nature and extent of the interest to the Board, the director can:
• have any kind of interest in a contract with or involving BT (or in which BT has an interest) or with or involving another company in which BT has an interest;
• have any kind of interest in a company in which BT has an interest (including holding a position in that company or being a shareholder of that company);
• hold a position (other than Auditor) in BT or another company in which BT has an interest on terms and conditions decided by the Board; and
• alone (or through some firm with which the director is associated) do paid professional work (other than as Auditor) for BT or another company in which BT has an interest on terms and conditions decided by the Board.

58.2	A director does not have to hand over to BT a benefit received or profit made as a result of anything allowed under Article 58.1.

58.3	When a director knows that they are in any way interested in a contract with BT they must tell the other directors. A general notice given to the Board that a director has an interest of the kind stated in the notice in a contract involving a person identified in the notice is treated as a standing disclosure that the director has that interest.

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34	Memorandum and Articles of Association of BT Group plc

59	When directors can vote on things in which they are interested

59.1	Unless the Articles say otherwise, a director cannot vote (and if they do the vote will not be counted) on a resolution about a contract in which the director has a material interest. For this purpose, interests of a person who is connected with the director are added to the interests of the director. However, the director can vote if the interest is only an interest in BT’s shares, debentures or other securities. If a director cannot vote on a resolution, the director cannot be counted in the quorum when the Board votes on that resolution.

59.2	If the legislation allows, a director can vote and be counted in the quorum on a resolution about any of the following things (as long as the only material interests the director has in relation to the resolution arise because of one or more of the following things):
	•	giving the director or any other person a guarantee, security or indemnity for any money lent or obligation incurred by the director or that other person, at the request of, or for the benefit of, BT or any of its subsidiary undertakings;
	•	giving a guarantee, security or indemnity to any other person for a debt or obligation which is owed by BT or any of its subsidiary undertakings to that other person, if the director has taken responsibility for all or any part of that debt or obligation by giving a guarantee, security or indemnity;
	•	where BT or any of its subsidiary undertakings is offering any shares, debentures or other securities for subscription or purchase if the director takes part because the director is a holder of shares, debentures or other securities, or if the director takes part in the underwriting or sub-underwriting of the offer;
	•	a contract involving any other company if the director (together with any people connected with the director) has any kind of interest in that company (including holding a position in that company or being a shareholder of that company). This does not apply if the director owns one per cent or more of that company;
	•	a contract relating to an arrangement for the benefit of employees of BT or any of its subsidiary undertakings which only gives the director benefits which are also generally given to the employees to whom the arrangement relates;
	•	a contract relating to a pension, superannuation or similar scheme, or a retirement, death or disability benefits scheme or employees’ share scheme, which has been approved, or is conditional on approval, by the Inland Revenue and which only gives the director benefits which are also generally given to the employees to whom the scheme relates; or
	•	a contract relating to any insurance which BT can buy or renew for the benefit of directors or a group of people which includes directors.

59.3	A director cannot vote or be counted in the quorum on a resolution relating to appointing that director to a position with BT or a company in which BT has an interest or the terms or termination of the appointment.

59.4	This Article applies if the Board are considering proposals about appointing two or more directors to positions with BT or a company in which BT has an interest.It also applies if the Board are considering the terms or termination of the appointment. These proposals can be split up to deal with each director separately. If this is done, each director can vote and be counted in the quorum for each resolution, except the one concerning that director.

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35	Memorandum and Articles of Association of BT Group plc

59.5	Subject to the legislation and the Articles, the Board can exercise:
• or arrange the exercise of the voting rights attached to any shares in another company held by BT; and
• the voting rights which they have as directors of that company;

in any way that they decide. This includes voting in favour of a resolution appointing any of them as directors or officers of that company and deciding their remuneration. They can also vote and be counted in the quorum as directors of BT in connection with any of these things.

59.6	If a question comes up at a meeting about whether a director (other than the chairman of the meeting) has a material interest or whether the director can vote or be counted in the quorum and the director does not agree to abstain from voting on the question or not be counted in the quorum, the question must be referred to the chairman of the meeting. The chairman’s ruling about the other director is conclusive, unless the kind and extent of the director’s interests have not been disclosed to the Board. If the question comes up about the chairman of the meeting, the question must be referred to the Board. The chairman cannot vote on the question but can be counted in the quorum. The Board’s resolution about the chairman is conclusive, unless the kind and extent of the chairman’s interests have not been disclosed to the Board.

60	More about directors’ interests

60.1	In Articles 58, 59 and 60:
• a reference to a contract includes a reference to an existing or proposed contract, transaction or arrangement;
• a director will be treated as owning one per cent or more of a company if they (together with any people connected with them) hold an interest in shares (as defined for sections 198 to 211 of the Companies Act) representing one per cent or more of:
• a class of equity share capital; or
• the voting rights; of that company;

• where a company in which a director owns one per cent or more is materially interested in a contract, the director will also be treated as being materially interested in that contract; and
• interests which are unknown to the director and which it is unreasonable to expect the director to know about are ignored.

60.2	Subject to the legislation, the shareholders can, by passing an ordinary resolution:
• suspend or relax Articles 58 and 59 to any extent, either generally or in relation to a particular contract; or
• ratify a contract carried out in breach of Article 58 or 59.

Directors’ Management Powers

61	Management powers

61.1	The Board will manage BT’s business. They can use all BT’s powers, except where the legislation or the Articles say that powers can only be used by the shareholders voting to do so at a General Meeting. The general management powers under this Article are not limited in any way by specific powers given to the Board by other Articles.

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36	Memorandum and Articles of Association of BT Group plc

61.2	The Board’s management powers are subject to:
	•	the legislation;
	•	the Articles; and
	•	any other requirements which are consistent with the legislation and the Articles and are approved by the shareholders passing an ordinary resolution.

61.3	If a change is made to the Articles or the shareholders approve a requirement relating to something which the Board have already done which was within their powers, that change or requirement cannot invalidate the Board’s previous action.

62	Appointing directors to executive positions

The Board can appoint one or more directors to any executive position they decide. As far as the legislation allows, they can decide how long these appointments will be for and what their terms will be. They can also vary the terms of or end these appointments. If a director ceases to be a director, the director automatically ceases to hold any executive position in BT. If a director’s appointment is varied or ends because of this Article, this does not prejudice any claim against BT for breach of contract.

63	Delegation of powers

The Board can give a director or the Secretary any of the powers which they have jointly as the Board. These powers can be given on any terms and conditions the Board decide either in parallel with, or in place of, the powers of the Board acting together. These powers can include the power to sub-delegate. The Board can change the basis on which these powers are given or withdraw them from the director or Secretary. No person dealing in good faith who does not know about the change or withdrawal will be affected by it.

64	Power to establish local boards and agencies

64.1	The Board can set up local boards or agencies to manage, supervise or advise on any of BT’s business in the United Kingdom or elsewhere. The Board can also appoint a person (who need not be a director) to be a:
	•	member of a local board; or
	•	manager or agent.

64.2	The Board can:
	•	decide the remuneration and other benefits of people appointed under this Article;
	•	delegate any of the Board’s authority, powers or discretions to a:
• local board;
• manager or agent; or
• subsidiary undertaking of BT (whether wholly-owned or not);

	•	allow local boards, managers or agents, or subsidiary undertakings to delegate to another person;
	•	allow members of local boards to fill any vacancies on their boards and to continue to act even though there are vacancies;
	•	remove any people appointed under this Article (including people appointed by another person under this Article); and
	•	cancel or change an appointment or delegation made under this Article (including an appointment made by another person under this Article), although this will not affect a person who acts in good faith who has not had notice of the cancellation or change.

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37	Memorandum and Articles of Association of BT Group plc

64.3	An appointment or delegation by the Board which is referred to in this Article can be on any terms and conditions the Board decide.

64.4	In this Article, “local board” means a special or local board, committee or council and includes a regional or area board or a board for a particular part of BT’s business.

65	Power to appoint agents

65.1	The Board can appoint a person (including the members of a group which changes over time) as BT’s agent. The agent can either be appointed directly by the Board, or the Board can give another person the power to select an agent. The Board can decide the purposes, powers, authorities and discretions of an agent. But they cannot give an agent a power, authority or discretion which the Board do not have under the Articles.

65.2	The Board can decide how long an appointment of an agent will last for and they can apply any terms and conditions to it. The appointment can include any provisions which the Board decide for the protection and convenience of a person dealing with the agent. The appointment can also allow the agent to sub-delegate all or any of their powers, authorities or discretions to any other person.

66	Positions with titles including the word ‘director’

The Board can appoint a person to a position having a title including the word “director” or give a title including the word “director” to an existing position and can end that appointment or the use of that title. The use of the word “director” in the title of a position does not imply that the holder is a director of BT and the holder does not have the power to act as a director of BT and is not treated as a director of BT for the purposes of the Articles.

67	Overseas branch registers

BT can use all the powers that the legislation gives to keep an overseas branch register. The Board can make and change any regulations they decide relating to this register, as long as the legislation allows this.

68	Signatures on cheques etc.

All cheques, promissory notes, drafts, bills of exchange and other instruments (whether negotiable or transferable or not) and all receipts for money paid to BT can be signed, drawn, accepted, endorsed or made effective in any way the Board decide.

69	Power to provide for the benefit of employees and former employees

The Board can, by passing a resolution, exercise any powers given by the legislation to provide for the benefit of employees and former employees of BT or any of its subsidiaries in connection with the ending of the business or the transfer to a person of all or any part of the business and assets of BT or that subsidiary.

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38	Memorandum and Articles of Association of BT Group plc

Directors’ Borrowing Powers

70	Borrowing powers

To the extent that the legislation and the Articles allow, the Board can exercise all the powers of BT to:
	•	borrow money;
	•	mortgage or charge all or any part of BT’s business, property and assets (present and future);
	•	issue debentures and other securities; and
	•	give security either outright or as collateral security for a debt, liability or obligation of BT or another person.

71	Borrowing restrictions

71.1	The Board will limit the borrowings of BT and exercise all voting and other rights or powers of control exercisable by BT in relation to its subsidiary undertakings so as to ensure that the aggregate amount of all borrowings by the Group outstanding at any time is not more than £35,000,000,000. This affects subsidiary undertakings only to the extent the Board can do this by exercising these rights or powers of control. This limit can be exceeded if the consent of shareholders has been given in advance by passing an ordinary resolution. The limit does not include borrowings owing by one member of the Group to another member of the Group.

71.2	In this Article:
	•	Group means BT and its subsidiary undertakings; and
	•	minority proportion means the proportion of the issued equity share capital of a partly-owned subsidiary undertaking which does not belong to the Group.

71.3	In Article 71.1:
	•	amounts borrowed by a member of the Group for the purpose of repaying (with or without a premium) all or any part of other borrowings owing by another member of the Group which are to be used for this purpose within six months of being borrowed are not to be taken into account pending their use for that purpose;
	•	amounts borrowed by a partly-owned subsidiary undertaking which are not owed to another member of the Group are to be taken into account (except that a proportion of the borrowings equal to the minority proportion is to be excluded);
	•	amounts borrowed by a member of the Group which are owed to a partly-owned subsidiary undertaking are to be taken into account to the extent of a proportion of the borrowings equal to the minority proportion;
	•	amounts borrowed by a subsidiary undertaking before it became a member of the Group are not to be taken into account until six months after the date it became a member of the Group;
	•	amounts secured on an asset of a member of the Group before it was acquired by a member of the Group are not to be taken into account until six months after the date of the acquisition;
	•	amounts beneficially owned by a member of the Group which are deposited with a person who is not a member of the Group and are repayable on, or within three months after, a demand are to be deducted from the borrowings of the Group (except that where the amounts are owned by a partly-owned subsidiary undertaking a proportion of the amount owned equal to the minority proportion is to be excluded from the amount deducted); and

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39	Memorandum and Articles of Association of BT Group plc

• if the amount of the borrowings is being calculated in connection with a transaction involving a company becoming or ceasing to be a member of the Group, the amount is to be calculated as if the transaction had already occurred.

71.4	A certificate or report by a person chosen by the Board as to the amount of the borrowings at a particular time will be conclusive evidence of that amount.However, the Board can rely on a genuine estimate of the amount of the borrowings at any time and if as a result the limit stated in Article 71.1 is exceeded, an amount of borrowed money equal to the excess can be disregarded until six months after the date the Board became aware that this situation had or may have arisen, whether because of a decision of the person chosen by the Board or for any other reason.

71.5	No lender or other person dealing with the Group needs to look at or enquire whether the limit imposed by this Article is being observed. No borrowing incurred or security given in excess of this limit will be invalid or ineffective unless the lender or the recipient of the security had express notice at the time when the borrowing was incurred or security given that the limit had been or would as a result be exceeded.

Share Capital

72	BT’s share capital

BT’s share capital is £13,463,012,673.40. This is made up of 269,260,253,468 Ordinary Shares with a face value of 5p each.

73	Board’s power to deal with shares

73.1	The Board can decide what to do with any shares which have not been issued. The Board can:
• allot them on any terms;
• grant options to give people a choice to acquire shares in the future; or
• dispose of the shares in any other way.

73.2	The Board are free to decide who they deal with, when they deal with the shares and the terms on which they deal.

73.3	The Board must obey:
• the legislation; and
• any relevant resolutions of a General Meeting.

74	Board’s authority to allot “relevant securities” and “equity securities”

74.1	This Article regulates the Board’s authority to allot relevant securities and their power to allot equity securities for cash.

74.2	The Board are authorised, generally and without conditions, under section 80 of the Companies Act, to allot relevant securities. They are authorised to allot them for any prescribed period. The maximum amount of relevant securities which the Board can allot in each period is the Section 80 Amount.

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40	Memorandum and Articles of Association of BT Group plc

74.3	Under the Board’s general authority in Article 74.2, they have the power to allot equity securities, entirely paid for in cash, free of the restriction in section 89(1) of the Companies Act. They have the power to allot them for any prescribed period. There is no maximum amount of equity securities which the Board can allot where the allotment is in connection with a rights issue. In all other cases, the maximum amount of equity securities which the Board can allot is theSection 89 Amount.

74.4	During each prescribed period, the Board can make offers, and enter into agreements, which would, or might, need equity securities or other relevant securities to be allotted after those periods.

74.5	In this Article:
	•	rights issue means an offer of equity securities which is open for a period decided by the Board to the people who are registered on a particular date (chosen by the Board) as holders of:
		•	Ordinary Shares, in proportion to their holdings of Ordinary Shares;
		•	other classes of equity securities which give them the right to receive the offer or which allow BT to decide whether or not they should receive the offer (and the Board decide that they should receive it).

However, the Board can do the following things (and the issue will still be treated as a rights issue for the purposes of this Article if they do so):
		•	sell any fractions of equity securities to which people would be entitled and keep the net proceeds for BT’s benefit or make other appropriate arrangements to deal with such fractions;
		•	make the rights issue subject to any limits or restrictions which the Board think are necessary or appropriate to deal with legal or practical problems under the laws of any territory, or under the requirements of any recognised regulatory body, or stock exchange, in any territory or as a result of shares being represented by American Depositary Shares or Global Depositary Shares or other instruments;
		•	treat a shareholder’s holdings of certificated and uncertificated shares as separate shareholdings; or
		•	deal in a different way with the rights of an Ordinary Shareholder, if that shareholder asks;

	•	prescribed period means a period of no more than five years fixed by the shareholders by passing a resolution at a General Meeting. The shareholders can, by passing further resolutions, renew or extend this period for periods of no more than five years each. These resolutions can take the form of:
		•	an ordinary resolution fixing a prescribed period under Article 74.2;
		•	a special resolution fixing a prescribed period under Article 74.3;
		•	a special resolution fixing identical prescribed periods under Articles 74.2 and 74.3; or
		•	a special resolution fixing different prescribed periods under Articles 74.2 and 74.3;

	•	the Section 80 Amount for a prescribed period is that stated in a relevant resolution passed by the shareholders at a General Meeting;
	•	the Section 89 Amount for a prescribed period is that stated in a relevant special resolution; and

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41	Memorandum and Articles of Association of BT Group plc

• in working out any maximum amounts of securities, the face value of rights to subscribe for shares, or to convert any securities into shares, will be taken as the face value of the shares which would be allotted if the subscription or conversion takes place.

75	Uncertificated shares

75.1	Subject to the Articles and to the extent that the legislation allows, the Board can decide that a class of shares can:
• be held in uncertificated form and that title to those shares can be transferred using a relevant system; or
• no longer be held and transferred in uncertificated form.

75.2	The Articles do not apply to shares of a class which are held in uncertificated form to the extent that they are inconsistent with the:
• holding of shares of that class in uncertificated form;
• transfer of title to shares of that class using a relevant system; or
• Regulations.

76	Renunciations of allotted but unissued shares

Where a share has been allotted to a person but that person has not yet been entered on the Register, the Board can recognise a transfer (called a renunciation) by that person of their right to the share in favour of some other person. The ability to renounce allotments only applies if the terms on which the share is allotted are consistent with renunciation. The Board can impose terms and conditions regulating renunciation rights and can allow renunciation rights to be securities in uncertificated form in their own right.

77	Power to pay commission and brokerage

77.1	BT can use all the powers given by the legislation to pay commission or brokerage to a person who:
• applies, or agrees to apply, for any new shares; or
• gets any other person to apply, or agree to apply for, any new shares.

77.2	BT can pay the commission in cash, or by allotting shares, or by a combination of both.

78	No trusts or similar interests recognised

78.1	BT will only be affected by, or recognise, a current and absolute right to whole shares. The fact that all or any part of a share may not be owned outright by the registered owner is not of concern to BT, for example, if a share is held on any kind of trust. This applies even if BT knows about the ownership of the share.

78.2	The only exceptions are any rights:
• expressly given by the Articles; or
• which BT has a legal duty to recognise.

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42	Memorandum and Articles of Association of BT Group plc

Changing Share Capital

79	Power to increase capital

The shareholders can increase BT’s share capital by passing an ordinary resolution. The resolution will fix the:
• amount of the increase;
• face value of the new shares; and
• currency or currencies of the shares.

80	Power to reduce capital

The shareholders can pass a special resolution to reduce in any way:
• BT’s share capital; or
• a capital redemption reserve or share premium account.

This is subject to any restrictions under the legislation.

81	Power to change capital

The shareholders can pass ordinary resolutions to do any of the following:
• consolidate, or consolidate and then divide, all or any part of BT’s share capital into shares with a larger face value than the existing shares;
• divide all or any of BT’s shares into shares with a smaller face value than is fixed in the Memorandum of Association. This is subject to any restrictions under the legislation; and
• cancel any shares which no one has taken, or agreed to take, at the date of the resolution, and reduce the amount of BT’s share capital by the amount of the cancelled shares.

82	Fractions of shares

82.1	If any shares are consolidated or divided, the Board have power to deal with any fractions of shares which result or any other problem that arises. If the Board decide to sell any shares representing fractions, they must sell for the best price they can reasonably obtain and distribute the net proceeds of sale among shareholders in proportion to their fractional entitlements. The Board can sell to a person (including BT, if the legislation allows) and can authorise a person to transfer those shares to the buyer or in accordance with the buyer’s instructions.The buyer does not need to take any action to check how any money paid is used. The buyer’s ownership will not be affected if the sale was irregular or invalid in any way.

82.2	When the Board consolidate or divide shares, they can treat certificated and uncertificated shares which a shareholder holds as separate shareholdings, as far as the legislation allows this. The Board can also arrange for any shares which result from a consolidation or division and which represent rights to fractions of shares to be entered in the Register as certificated shares where this makes it easier to sell them.

83	Buying back shares

BT can use all the powers given by the legislation to buy back any of its own shares (including redeemable shares).

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43	Memorandum and Articles of Association of BT Group plc

Share Rights

84	Rights of new shares

84.1	BT can issue new shares and attach any rights and restrictions to them, as long as this is not restricted by special rights previously given to holders of any existing shares. Subject to this, the rights of new shares can take priority over the rights of existing shares, or existing shares can take priority over them, or the new shares and the existing shares can rank equally. These rights and restrictions can apply to sharing in BT’s profits or assets. Other rights and restrictions can also apply, for example relating to the right to vote.

84.2	The shareholders can decide on the rights and restrictions to be attached to new shares by passing an ordinary resolution. The Board can also take these decisions if the shareholders have not passed a resolution which covers the point.

84.3	If the legislation allows this, the new shares can include rights for the holder and/or BT to have them redeemed.

85	Changing special rights of shares

85.1	If BT’s share capital is split into different classes of share, and if the legislation allows this, the special rights which are attached to any of these classes can be varied or withdrawn if the shareholders approve this by passing an extraordinary resolution. This must be passed at a separate meeting of the holders of the relevant class of shares. This is called a class meeting. Alternatively, the holders of at least 75 per cent of the existing shares of the class (by face value) can give their written consent.

85.2	All the Articles relating to General Meetings apply, with any necessary changes, to a class meeting, but with the following adjustments:
• at least two people who hold (or who act as proxies for people who hold) at least one third of the total face value of the existing shares of the class are a quorum. However, if this quorum is not present at an adjourned meeting, one person who holds shares of the class, or their proxy, is a quorum;
• a shareholder who is present in person or by proxy can demand a poll; and
• on a poll, the holders of shares will have one vote for every share of the class which they hold.

This is subject to any special rights or restrictions which are attached to a class of shares by the Articles, or any rights attached to shares in some other way under the Articles.

85.3	This Article also applies if special rights of shares forming part of a class are varied or withdrawn. Each part of the class which is being treated differently is viewed as a separate class in applying this Article.

86	More about special rights of shares

Unless the terms of the existing shares say something different, the special rights of existing shares are not regarded as varied or withdrawn if:
• new shares are created, or issued, which rank equally with or after any existing shares in payment of dividends or sharing in profits or assets of BT; or
• BT buys back or redeems its own shares.

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44	Memorandum and Articles of Association of BT Group plc

Share Certificates

87	Certificates

87.1	When a shareholder is first registered as the holder of any class of certificated shares, that shareholder is entitled, free of charge, to one certificate for all the certificated shares of that class which the shareholder holds. If a shareholder holds certificated shares of more than one class, that shareholder is entitled to a separate share certificate for each class. This does not apply if the legislation allows BT not to issue share certificates.

87.2	If a shareholder receives more certificated shares of any class, that shareholder is entitled, free of charge, to a certificate for the extra shares.

87.3	If a shareholder transfers some of the shares covered by a certificate, that shareholder is entitled, free of charge, to a new certificate for the balance if the balance is also covered by a certificate.

87.4	BT does not have to issue more than one certificate for a certificated share, even if that share is held jointly.

87.5	When BT delivers a certificate to the first named joint holder of certificated shares, this is treated as delivery to all of the joint shareholders.

87.6	BT can deliver a certificate to a broker or agent who is acting for a person who is buying certificated shares or who is having certificated shares transferred to them.

87.7	The Board can decide how share certificates are made effective. For example, they can be:
• signed by two directors or one director and the Secretary;
• sealed with the Seal; or
• printed, in any way, with a copy or representation of those signatures or the Seal. The representation can be made or produced mechanically, electronically or in any other way the Board approve.

87.8	A share certificate must state the number and class of shares to which it relates and the amount paid up on those shares. It cannot be for shares of more than one class.

87.9	The time limit for BT to provide a share certificate under this Article for certificated shares is:
• two months after the allotment of a new share (or any longer period provided by its terms of issue); or
• five business days after a transfer of shares is presented for registration or the instruction from the operator of the relevant system is received.

88	Replacement certificates

88.1	A shareholder can ask BT to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. The Board can require the shareholder to pay for the new certificates.

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45	Memorandum and Articles of Association of BT Group plc

88.2	A shareholder can ask BT for a new certificate if the original is:
• worn out, damaged or defaced; or
• lost, stolen or destroyed.

The Board can require the shareholder to pay BT’s exceptional out of pocket expenses for issuing a new certificate.

88.3	If a certificate has been worn out, damaged or defaced, BT can require the certificate to be delivered to it before issuing a replacement. If a certificate is worn out, lost or destroyed, BT can require satisfactory evidence, and an indemnity, before issuing a replacement.

Transferring Shares

89	Share transfers

89.1	Unless the Articles say otherwise, a shareholder can transfer some or all of their shares to another person.

89.2	Every transfer of certificated shares must be in writing, and either in the usual standard form, or another form approved by the Board.

89.3	Every transfer of uncertificated shares must be carried out using a relevant system.

89.4	The transfer form for certificated shares must be delivered to the Registered Office or any other place the Board decide. The transfer form must have with it:
• the share certificate for the shares to be transferred;
• any other evidence which the Board ask for to prove that the person wanting to make the transfer is entitled to do this; and
• if the transfer form is executed by another person on behalf of the person making the transfer, evidence of the authority of that person to do so.

89.5	However, if a transfer is by a recognised clearing house or its nominee or by a recognised investment exchange, a share certificate is only needed if a certificate has been issued for the shares in question.

89.6	A transfer form must be signed, or made effective in some other way, by or on behalf of the person making the transfer.

89.7	The person making a transfer will be treated as continuing to be the shareholder until the name of the person to whom a share is being transferred is entered on the Register for that share.

90	More about share transfers

90.1	If BT registers a transfer, it can keep the transfer form. A transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.

90.2	No fee is payable to BT for transferring shares or registering changes relating to the ownership of shares.

90.3	Transfers cannot be in favour of more than four joint holders.

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46	Memorandum and Articles of Association of BT Group plc

90.4	A transfer form must be properly stamped to show payment of any applicable stamp duty.

90.5	The Board can refuse to register a transfer of an uncertificated share in the circumstances stated in the Regulations.

90.6	If the Board decide not to register a transfer of a share, they must notify the person to whom that share was to be transferred. This must be done no later than two months after BT receives the:
• transfer (in the case of a certificated share); or
• instruction from the operator of the relevant system (in the case of an uncertificated share).

91	Closing the Register

The Board can decide to suspend the registration of transfers by closing the Register. This can be for part of a day, a day, or more than a day. The Register cannot be closed for more than 30 days a year. Suspension periods can vary between different classes of shares. In the case of uncertificated shares, the Register must not be closed without the consent of the operator of a relevant system.

People Automatically Entitled to Shares by Law

92	When shareholders die

92.1	If a shareholder who is a joint shareholder dies, the remaining joint shareholder or shareholders will be the only people who BT will recognise as being entitled to their shares.

92.2	When a sole shareholder (or a shareholder who is the last survivor of joint shareholders) dies, their legal personal representatives will be the only people who BT will recognise as being entitled to their shares.

93	Registering personal representatives

A person who becomes automatically entitled to a share by law can either be registered as the shareholder or can select some other person to have the share transferred to. The automatically entitled person must provide any evidence of their entitlement which the Board reasonably require.

94	People who want to be registered must give notice

If a person who is automatically entitled to a share by law wants to be registered as a shareholder, they must deliver a written notice to BT saying that they have made this decision. The notice must be in the form which the Board require. This notice will be treated as a transfer form. All the Articles about registering transfers of shares apply to it. The Board have the same power to refuse to register the automatically entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

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47	Memorandum and Articles of Association of BT Group plc

95	Having another person registered

95.1	If a person who is automatically entitled to a share by law wants the share to be transferred to another person, they must do this for:
• a certificated share, by signing a transfer form to the person they have selected; and
• an uncertificated share, by using a relevant system.

95.2	The Board have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

96	Rights of people automatically entitled to shares by law

96.1	A person who is automatically entitled to a share by law is entitled to any dividends or other money relating to the share, even though they are not registered as the holder of that share, on supplying to BT evidence the Board reasonably require to show their title to the share. However, the Board can send a written notice to the person saying that the person must either be registered as the holder of the share or transfer the share to some other person. If the automatically entitled person does not do this within 90 days of the notice, the Board can withhold all dividends or other money relating to the share until they do.

96.2	Unless registered as the holder of the share, the person automatically entitled to a share by law cannot:
• receive notices of shareholders’ meetings, or attend or vote at these meetings; or
• exercise any other right of a shareholder in relation to any of these meetings;

unless the Board decide to allow this.

Shareholders who Cannot be Traced

97	Untraced shareholders

97.1	BT can sell any shares if:
• during the previous 10 years, the shares have been in issue, BT has tried to pay at least three dividends and no dividend has been cashed;
• after this 10 year period, BT gives notice that it intends to sell the shares by advertisement in a United Kingdom national newspaper and a newspaper appearing in the area which includes the address held by BT for delivering notices relating to the shares; and
• during this 10 year period, and for three months after the last advertisement appears in the newspapers, BT has not heard from the shareholder or a person who is automatically entitled to the shares by law.

97.2	To sell any shares in this way, the Board can authorise a person to transfer the shares. This transfer will be just as effective as if it had been made by the registered holder of the shares, or by a person who is automatically entitled to the shares by law. The ownership of the person to whom the shares are transferred will not be affected even if the sale is irregular or invalid in any way.

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48	Memorandum and Articles of Association of BT Group plc

97.3	The net sale proceeds belong to BT unless and until claimed under this Article, and it must pay these proceeds to the shareholder who could not be traced, or to the person who is automatically entitled to the shares by law, if that shareholder, or that other person, asks for them.

97.4	BT must record the name of that shareholder, or the person who was automatically entitled to the shares by law, as a creditor for this money in its accounts. The money is not held on trust, and no interest is payable on the money. BT can keep any money which it has earned on the net sale proceeds.BT can use this money for its business or the business of its holding company (if any), or it can invest the money in any way that the Board decide.

97.5	In the case of uncertificated shares, this Article is subject to any restrictions which apply under the Regulations.

Dividends

98	Final dividends

Shareholders can declare dividends by passing an ordinary resolution, but no dividend can exceed the amount recommended by the Board.

99	Fixed and interim dividends

99.1	If the Board consider that the profits of BT justify such payments, they can pay:
• interim dividends on any class of shares of any amounts, on any dates and for any periods which they decide; and
• fixed or other dividends on any class of shares on the dates stated for the payment of those dividends.

99.2	If the Board act in good faith, they are not liable to any shareholders for any loss they suffer because a lawful dividend has been paid under this Article on other shares which rank equally with or behind their shares.

100	Distributions in kind

If the Board recommend this, shareholders can pass an ordinary resolution to direct all or any part of a dividend to be paid by distributing specific assets (and in particular paid-up shares or debentures of any other company). The Board must give effect to that resolution. Where a difficulty arises on the distribution, the Board can settle it as they decide. In particular, they can:
• issue fractional certificates;
• value the assets for distribution purposes;
• pay cash of a similar value to adjust the rights of shareholders; and/or
• transfer any assets to trustees.

101	No dividends are payable except out of profits

No dividend can be paid except out of profits available for distribution under the legislation.

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49	Memorandum and Articles of Association of BT Group plc

102	Payments to shareholders

102.1	A dividend or other money payable in cash relating to a share can be paid:
• by cheque or warrant payable to the shareholder or person automatically entitled to the shares by law who is entitled to it or to another person named in a written instruction from the shareholder (or all joint shareholders or people jointly and automatically entitled to the shares by law);
• in the case of uncertificated shares, by using a relevant system;
• by bank transfer or other electronic means directly to an account named in a written instruction from the shareholder (or all joint shareholders or people jointly and automatically entitled to the shares by law); and/or
• in any other way agreed between the shareholder (or all joint shareholders or people jointly and automatically entitled to the shares by law) and BT.

102.2	For joint shareholders, or people jointly and automatically entitled to shares by law, BT can rely on a receipt for a dividend or other money paid on shares from any one of them.

102.3	Cheques and warrants are sent, and payment in any other way is made, at the risk of the people who are entitled to the money. BT is treated as having paid a dividend if a cheque or warrant is cleared or if a payment is made using a relevant system, bank transfer or other electronic means. BT will not be responsible for a payment which is lost or delayed.

102.4	BT can send a cheque or warrant to shareholders who are employees of BT or any of its subsidiary undertakings through BT’s internal post system.

102.5	Unless the rights attached to any shares, the terms of any shares or the Articles say otherwise, a dividend and any other money payable in respect of a share can be paid in whatever currency the Board decide using an appropriate exchange rate selected by the Board for any currency conversions required. The Board can also decide how any costs relating to the choice of currency will be met.

102.6	No dividend or other money payable by BT in respect of its shares carries a right to interest from BT, unless the rights of the shares say something different.

103	Deducting amounts owing from dividends and other money

If a shareholder owes any money to BT relating in any way to BT shares, the Board can deduct any of this money from any:
• dividend on any shares held by the shareholder; or
• other money payable by BT in respect of the shares.

Money deducted in this way can be used to pay the amounts owed to BT.
104	Unclaimed dividends and other money

104.1	Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by the Board for the benefit of BT until they are claimed. The Board can decide to pay the unclaimed dividends and other money into a separate account, but BT will not be a trustee of the money. If a dividend or other money has not been claimed for 10 years after it was declared or became due for payment, it will be forfeited and belong to BT again unless the Board decides otherwise.

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50	Memorandum and Articles of Association of BT Group plc

104.2	BT can stop paying dividends if cheques or warrants for two dividends in a row are sent back or not cashed or if payment by any other means has not been able to be made twice in a row through no fault of BT. BT must start paying dividends in the same way again if the shareholder or a person automatically entitled to the shares by law:
• claims those dividends in writing (before they go back to BT under Article 104.1); and
• does not ask BT to start paying dividends in some other way.

105	Waiver of dividends

All or any dividends can be waived by a document which is accepted by BT or on which BT acts. The document must be signed by the shareholder (or the person automatically entitled to the shares by law) and delivered to BT.

106	Record dates

A dividend or distribution on, and an allotment or issue of, any shares can be paid or made to the holders of shares shown on the Register at whatever time on whatever day is stated in the resolution declaring the dividend or providing for the distribution, allotment or issue. If no time is stated in the resolution, the close of business applies. This Article applies whether what is being done is the result of a resolution of the Board or a resolution passed at a General Meeting. The date can be before the relevant resolution was passed. This Article does not affect the rights between past and present shareholders to payments or other benefits.

Scrip Dividends

107	Shareholders can be offered the right to receive new shares instead of cash dividends

107.1	The Board can offer Ordinary Shareholders the right to choose to receive new Ordinary Shares, which are credited as fully paid, instead of some or all of their cash dividend. Before they can do this, the shareholders must have passed an ordinary resolution authorising the Board to make this offer.

107.2	The ordinary resolution can apply to some or all of a particular dividend or dividends. Alternatively, it can apply to some or all of the dividends which are declared or paid in a specified period. The specified period must not end later than the end of the Annual General Meeting which is held in the fifth year after the ordinary resolution is passed.

107.3	The Board can offer shareholders the right to request new shares instead of cash for:
• the next dividend; or
• all future dividends (if a share alternative is made available), until they tell BT that they no longer want to receive new shares.

The Board can also allow shareholders to choose between these alternatives.

107.4	A shareholder choosing new shares is entitled to Ordinary Shares whose total relevant value is as near as possible to the cash dividend the shareholder would have received (disregarding any tax credit), but not more than it.

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51	Memorandum and Articles of Association of BT Group plc

The relevant value of a share is:
• the average value of BT’s Ordinary Shares for the five dealing days starting from, and including, the day when the shares are first quoted ex-dividend (this average value is worked out from the average middle market quotations forBT’s Ordinary Shares on the London Stock Exchange, as published in its Daily Official List); or
• a value worked out in accordance with the ordinary resolution.

A certificate or report by the Auditor stating the relevant value for a dividend is conclusive evidence of that value.

107.5	The Board can decide how any costs relating to making new shares available in place of a cash dividend will be met. For example, they can decide that an amount will be deducted from the entitlement of a shareholder under Article 107.4.

107.6	After the Board have decided to apply this Article to a dividend, they must give eligible shareholders written notice of their right to choose new shares. This notice should also say how, where and when shareholders must notify BT if they want to receive new shares. Where shareholders have already chosen to receive new shares in place of all future dividends, if new shares are available, BT will not need to notify them of a right to choose new shares.

107.7	No shareholder will receive a fraction of a share. The Board can decide how to deal with any fractions left over. For example, they can decide that the benefit of fractions belongs to BT or that fractions are ignored or deal with fractions in some other way.

107.8	The Board can exclude or restrict the right of shareholders to choose new shares or make any other arrangements where they decide that:
• this is necessary or appropriate to deal with legal or practical problems:
• under the laws of any territory;
• under the requirements of any recognised regulatory body, or stock exchange, in any territory; or
• as a result of shares being represented by American Depositary Shares or Global Depositary Shares or other instruments; or

• it would be impractical or unduly onerous to give the right to any shareholder or that for some other reason the right should not be given.

107.9	If a shareholder chooses to receive new shares, no dividend on the corresponding elected shares will be declared or payable. Instead, new Ordinary Shares will be allotted on the basis stated earlier in this Article. To do this the Board will change into capital a sum equal to the total face value of the new Ordinary Shares to be allotted. They will use this sum to pay up in full the appropriate number of new Ordinary Shares. These will then be allotted and distributed to the holders of the elected shares as stated above. The sum to be changed into capital can be taken from any amount which is part of BT’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves) or which BT is holding as net profits. Article 126 applies to this process, as far as it is consistent with this Article.

107.10	The new Ordinary Shares rank equally in all respects with the existing fully paid Ordinary Shares at the time the new Ordinary Shares are allotted. They are not entitled to share in the dividend from which they arose and do not allow the holder to choose new shares instead of that dividend.

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52	Memorandum and Articles of Association of BT Group plc

107.11	Unless the Board decide otherwise or the Regulations or the rules of a relevant system require otherwise, any new Ordinary Shares which a shareholder has chosen to receive instead of some or all of their cash dividend will be:
	•	uncertificated shares if the corresponding elected shares were uncertificated shares on the record date for that dividend; and
	•	certificated shares if the corresponding elected shares were certificated shares on the record date for that dividend.

107.12	The Board can decide that new shares will not be available in place of any cash dividend. They can decide this at any time before new shares are allotted in place of a dividend, whether this is before or after shareholders have chosen to receive new shares.

107.13	In this Article, elected shares means the shares in respect of which the shareholder has chosen to receive new shares.

Notices

108	Delivering notices and other documents to shareholders

BT can deliver a notice or other document, including a share certificate, to a shareholder:
	•	by delivering it by hand to the address recorded for the shareholder on the Register;
	•	by sending it by post or other delivery service in an envelope (with postage or delivery paid) to the address recorded for the shareholder on the Register;
	•	where the shareholder is an employee of BT or any of its subsidiary undertakings, by sending it through BT’s internal post system in an envelope to the shareholder’s last known place of work in BT or any of its subsidiary undertakings;
	•	by fax (except for share certificates) to a fax number notified by the shareholder in writing;
	•	by electronic mail (except for share certificates) to an address notified by the shareholder in writing;
	•	by publishing it (except for share certificates) on a web site or sites and notifying the shareholder in the manner agreed with the shareholder in writing that it has been published and the address of each web site;
	•	by a relevant system; or
	•	by advertisement in at least two United Kingdom national newspapers.

An electronic communication will not be treated as received by BT if it is rejected by computer virus protection arrangements.

Articles 108 to 116 do not affect any provision of the legislation or the Articles requiring notices or documents to be delivered in a particular way.

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53	Memorandum and Articles of Association of BT Group plc

109	Signature of documents

Where under these Articles a document, including a proxy form, needs to be signed by a shareholder or other person and it is in the form of an electronic communication, the Board may, if it chooses, disapply the requirement for a signature or require the electronic communication to incorporate the electronic signature or personal identification details (which may be details previously allocated by BT or its agent) of that member or other person, in the form the Board approve, or be accompanied by any other evidence the Board may specify. BT can designate mechanisms for validating any document of this kind, and any document not validated by the use of these mechanisms can be treated by the Board as never having been received by BT or its agent.

110	Notices to joint shareholders

When a notice or document is to be sent to joint shareholders it must be sent to the joint shareholder who is listed first on the Register for the share but ignoring a joint shareholder without an address in the United Kingdom under Article 111. A notice or document sent in this way is treated as delivered to all the joint shareholders.

111	Notices to shareholders with foreign addresses or on branch registers

111.1	A shareholder whose address on the Register is outside the United Kingdom can give BT an address in the United Kingdom where notices or documents can be sent. If this is done, the shareholder is entitled to have notices or documents sent to them at that address. Otherwise, the shareholder is not entitled to receive any notices or documents from BT.

111.2	For a shareholder registered on a branch register, notices or documents can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

112	Notices when shareholders have died or are bankrupt or in liquidation

This Article applies where a person is registered as a sole or first-named joint shareholder but another person is automatically entitled to their shares by law. The person who proves that they are automatically entitled to the shares by law to the reasonable satisfaction of the Board can give BT an address in the United Kingdom where notices and documents can be sent. If this is done, subject to Article 96.2, notices and documents must be sent to that address. Otherwise, if a notice or document is sent to the shareholder named on the Register in accordance with the Articles, this will be valid even though another person is automatically entitled to their shares by law. This applies even if BT was aware of this. If notices or documents are sent in accordance with this Article, there is no need to send them in any other way to any other people involved.

113	When notices are delivered

113.1	If a notice or document is delivered by hand, it is treated as being delivered at the time it is handed to or left for the shareholder.

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54	Memorandum and Articles of Association of BT Group plc

113.2	If a notice or document is sent by post or other delivery service not referred to below, it is treated as being delivered:
• 24 hours after it was posted, if first class post was used; or
• 72 hours after it was posted or given to delivery agents, if first class post was not used.

It can be proved conclusively that a notice or document was delivered by post or other delivery service by showing that the envelope containing the notice or document was:
• properly addressed; and
• put into the post system or given to delivery agents with postage or delivery paid.

113.3	If a notice or document is sent by BT’s internal post system, it is treated as being delivered on the day after it was sent. It can be proved conclusively that a notice or document was delivered by BT’s internal post system by an entry in BT’s records that it was put into BT’s internal post system.

113.4	If a notice or document (other than a share certificate) is sent by fax, it is treated as being delivered at the time it was sent.

113.5	If a notice or document (other than a share certificate) is sent by electronic mail, it is treated as being delivered at the time it was sent. In the case of publication on a web site, it is treated as being delivered when notice of the publication and the address of the web site is sent.

113.6	If a notice or document is sent by a relevant system, it is treated as being delivered when BT (or a sponsoring system-participant acting on its behalf) sends the issuer-instruction relating to the notice or document.

113.7	If a notice is given by an advertisement, it is treated as being delivered at midday on the day when the last advertisement appears in the newspapers.

114	Undelivered notices

This Article applies where, on two consecutive occasions, notices or documents sent by post or other delivery service have been returned undelivered. If the shareholder gives BT a new address in the United Kingdom where notices or documents can be sent, the shareholder is entitled to have notices or documents sent to them at that address. Otherwise, the shareholder is not entitled to receive any notices or documents from BT.

115	If notices are accidentally not sent

115.1	If a notice, proxy form or other document relating to a meeting or other proceeding is accidentally not sent or is not received, the meeting or other proceeding will not be invalid as a result.

115.2	A shareholder present in person or by proxy at a shareholders’ meeting is treated as having received proper notice of that meeting and, where necessary, of the purpose of that meeting.

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55	Memorandum and Articles of Association of BT Group plc

116	Delivering notices and other documents to BT

116.1	Shareholders can deliver a notice or other document to BT:
• by delivering it by hand to the Registered Office;
• by sending it by post or other delivery service not referred to below in an envelope (with postage or delivery paid) to the Registered Office;
• by fax to the fax number notified by BT in its communications to shareholders for this purpose; or
• as far as the legislation allows, by electronic mail to the address notified by BT in its communications to shareholders for this purpose.

116.2	If a notice or document is delivered by hand, it is treated as being delivered at the time it is left at the Registered Office.

116.3	If a notice or document is sent by post or other delivery service not referred to below, it is treated as being delivered at the time it is received at theRegistered Office.

116.4	If a notice or document is sent by fax, it is treated as being delivered at the time it was received.

116.5	If a notice or document is sent by electronic mail, it is treated as being delivered at the time it was received.

116.6	This Article does not affect any provision of the legislation or the Articles requiring notices or documents to be delivered in a particular way.

Auditor

117	Attending General Meetings

The Auditor can attend a General Meeting and can speak there on any business which is relevant to them as Auditor.

118	Validity of the Auditor’s actions

As far as the legislation allows, the actions of a person acting as an Auditor are valid in favour of a person dealing with BT in good faith, even if there was some defect in that person’s appointment or that person was at any time not qualified to act as an auditor.

Secretary

119	Secretary, and deputy and temporary Secretaries

119.1	The Secretary is appointed by the Board. The Board decide the terms and period of the appointment. The Board can also remove the Secretary. This does not affect any claim for damages against BT for breach of any contract of employment the Secretary may have. The Board can appoint two or more people to be joint Secretaries.

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56	Memorandum and Articles of Association of BT Group plc

119.2	The Board can also appoint one or more people to be deputy Secretaries or one person to be a temporary Secretary. The Board decide their terms and period of employment. The Board can also remove a deputy or temporary Secretary. This does not affect any claim for damages against BT for breach of any contract of employment they may have. Anything which the Articles require or allow to be done by the Secretary can also be done by a deputy or temporary Secretary.

119.3	Anything which the legislation or the Articles require or allow to be done by or to a director and the Secretary cannot be done by or to one person acting as both a director and the Secretary.

Seals

120	Seal and Securities Seal

120.1	The Board are responsible for arranging for the Seal and any Securities Seal to be kept safely. The Seal and any Securities Seal can only be used with the authority of the Board or a committee authorised by the Board. For the purposes of this Article, a committee authorised by the Board can consist solely of people who are not directors.

120.2	Every document which has the Seal stamped on it must be signed autographically by:
• one director and the Secretary;
• two directors; or
• a person who is authorised to do so by the Board either generally or in relation to specific documents or documents of specific descriptions.

However, the Board can decide that specific documents or documents of specific descriptions can be printed, in any way, with a copy or representation of these signatures. The representation can be made or produced mechanically, electronically or in any other way the Board approve. The Board can also decide that certificates for securities which have the Seal stamped on them do not need to be signed.

120.3	The Securities Seal can be used only for sealing securities issued by BT and documents creating or evidencing securities issued by BT. Securities and documents which have the Securities Seal stamped on them do not need to be signed.

120.4	The Board can use all the powers given by the legislation relating to official seals for use abroad.

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57	Memorandum and Articles of Association of BT Group plc

Documents

121	Certifying copies of documents

121.1	A director or the Secretary has power to decide that any of the following are genuine and to certify copies of or extracts from them as true copies or extracts:
• documents relating to BT’s constitution;
• resolutions passed by the shareholders or a class of shareholders, or by the Board or a Board committee; and
• books, documents, records or accounts which relate to BT’s business.

The Board can also give this power to other people.

121.2	A document which appears to be a copy of a resolution or an extract from the minutes of a meeting and which is certified as a true copy or extract as described in Article 121.1 is conclusive evidence for a person who deals with BT on the strength of the document that the:
• resolution has been properly passed; or
• extract is a true and accurate record of the proceedings of a valid meeting.

122	Destroying documents

122.1	BT can destroy all:
• transfer forms for shares, documents sent to support a transfer and any other documents which were the basis for making an entry on the Register, six years after the date of registration;
• dividend payment instructions and notifications of a change of address or name, two years after the date these were recorded; and
• cancelled share certificates, one year after the date they were cancelled.

122.2	A document destroyed by BT in accordance with Article 122.1 is conclusively treated as having been valid and effective in accordance with BT’s records relating to the document. Any action of BT in dealing with the document in accordance with its terms before it was destroyed is conclusively treated as having been properly taken.

122.3	Articles 122.1 and 122.2 only apply to documents which are destroyed in good faith and if BT has not been informed that keeping the documents is relevant to any claim.

122.4	If the documents relate to uncertificated shares, BT must also comply with any rules (as defined in the Regulations) which limit its ability to destroy these documents.

122.5	This Article does not make BT liable if it:
• destroys a document earlier than the time limit stated in Article 122.1;
• does not comply with the conditions in Article 122.3; or
• would not be liable if this Article did not exist.

122.6	This Article applies whether a document is destroyed or disposed of in some other way.

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58	Memorandum and Articles of Association of BT Group plc

Indemnity and Insurance

123	Indemnity

As far as the legislation allows, every director, Secretary, officer and employee of BT will be indemnified by BT out of its own funds against all costs, charges, losses, expenses and liabilities incurred by them:
• in performing their duties;
• in exercising their powers;
• in claiming to do any of these things; and/or
• otherwise in relation to or in connection with their duties, powers or offices.

124	Insurance

124.1	In this Article each of the following is a Relevant Company:
• BT;
• a holding company of BT;
• a body, whether or not incorporated, in which BT or its holding company, or a predecessor of BT or its holding company, has or had an interest, whether direct or indirect; and
• a body, whether or not incorporated, which is in any way allied to or associated with BT, or any subsidiary undertaking of BT or such other body.

124.2	As far as the legislation allows and without limiting Article 123 in any way, the Board can arrange for BT to purchase and maintain insurance against any liability for or for the benefit of any people who are or were at any time directors, officers or employees of a Relevant Company.

Reserves

125	Setting up reserves

The Board can set aside any profits of BT and hold them in a reserve. The Board can decide to use these sums for any purpose for which the profits of BT can lawfully be used. Pending their use, sums held in a reserve can either be used in the business of BT or invested in any way the Board decide. The Board can divide the reserve into separate funds for special purposes and change the funds into which the reserve is divided. The Board can also carry forward any profits without holding them in a reserve. The Board must comply with the restrictions in the legislation which relate to reserve funds.

126	Changing reserves into capital

126.1	If the Board recommend this, shareholders can pass an ordinary resolution to allow the Board to change into capital an amount which:
• is part of BT’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or
• BT is holding as net profits.

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59	Memorandum and Articles of Association of BT Group plc

126.2	The Board will use the sum which is changed into capital by setting it aside for the Ordinary Shareholders on the Register at the stated time on the day the resolution is passed (or whatever day is stated in the resolution or fixed as stated in the resolution). If no time is stated in the resolution, the close of business applies. The sum set aside must be used to pay up in full shares of BT and to allot such shares and distribute them to shareholders as bonus shares in proportion to their holdings of Ordinary Shares at the time. The shares can beOrdinary Shares or, if the rights of other existing shares allow this, shares of some other class.

126.3	If a difficulty arises in operating this Article, the Board can resolve it in any way which they decide. For example, they can decide that the benefit of fractions of shares belongs to BT or that fractions are ignored or deal with fractions in some other way.

126.4	The Board can appoint a person to sign a contract with BT on behalf of those who are entitled to shares under the resolution. Such a contract is binding on all concerned.

127	Assets treated as revenue

If the legislation allows:
• where an asset, business or property is bought by BT as from a past date, the Board can decide that any of the related profits and losses as from that date can be added to BT’s revenue account and treated for all purposes as profits or losses of BT; and
• where any securities are bought by BT with any dividend or interest, the Board can decide that the dividend or interest can be treated as revenue rather than capital.

Accounts

128	Accounting records

The Board must make sure that accounting records which comply with the legislation are kept.

129	Location and inspection of records

129.1	The accounting records must be kept at:
• the Registered Office; or
• any other place which the legislation allows and the Board decides.

129.2	BT’s officers always have the right to inspect the accounting records.

129.3	No other person (including a shareholder) has a right to inspect any accounting records or other books or papers of BT unless the:
• legislation or a Court order gives that person the right;
• Board authorise that person to do so; or
• shareholders pass an ordinary resolution authorising that person to do so.

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60	Memorandum and Articles of Association of BT Group plc

130	Sending copies of accounts and other documents

130.1	This Article applies to every balance sheet and profit and loss account to be put to the shareholders at a General Meeting, reports of the Board and Auditor, and any other documents which the legislation requires to be attached to them.

130.2	Copies of these documents must be sent to the shareholders and debenture holders and all other people to whom the legislation or the Articles require BT to send notices of shareholders’ meetings. This must be done at least 21 days before the relevant General Meeting. But BT need not send these documents to:
• shareholders who are sent summary financial statements in accordance with the legislation;
• more than one joint shareholder or debenture holder; or
• a person for whom BT does not have a current address.

As far as the legislation allows, copies can be sent by electronic communication.

Shareholders and debenture holders who are not sent copies can receive a copy free of charge by applying to BT at the Registered Office.

Winding Up

131	Distribution in kind

If BT is wound up (whether the liquidation is voluntary, under supervision of the Court or by the Court) the liquidator can, with the authority of an extraordinary resolution passed by the shareholders, divide among the shareholders all or any part of the assets of BT. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can place whatever value the liquidator considers fair on any property and decide how the division is carried out between shareholders or different groups of shareholders. The liquidator can also, with the same authority, transfer any assets to trustees upon any trusts for the benefit of shareholders which the liquidator decides. The liquidation of BT can then be finalised and BT dissolved. No past or present shareholder can be compelled to accept any shares or other property under this Article which could give them a liability.

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61	Memorandum and Articles of Association of BT Group plc

Interpretation

132	Meaning of certain words and phrases used in the Articles

132.1	The following table gives the meaning of certain words and phrases as they are used in the Articles. However, the meaning given in the table does not apply if that is inconsistent with the context in which a word or phrase appears.

	Words	Meanings

	Articles	BT’s articles of association, including any changes made to them

	Auditor	The auditor of BT and, where two or more people are appointed to act jointly, any one of them

	Board	All or any of the directors of BT acting as a board

	BT	BT Group plc

	business day	A day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London

	Companies Act	The Companies Act 1985

	company	A corporate body

	electronic mail	Includes any electronic transmission in any form through any medium, and, without limitation, any form of electronic communication

	existing shares	Shares which are in issue at the relevant time

	face value (of a share)	The nominal value of the share

	General Meeting	A meeting of shareholders held in accordance with the Articles

	legislation	The Companies Act, the Regulations and all other laws and regulations applying to BT

	London Stock Exchange	London Stock Exchange plc or the principal stock exchange in the United Kingdom

	month	Calendar month

	officer	Includes a director, manager and company secretary but does not include an Auditor

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62	Memorandum and Articles of Association of BT Group plc

Words	Meanings

ordinary business	All the following business (if it takes place at an Annual General Meeting):
• declaring and approving dividends;
• considering the accounts, reports of the Board and Auditor and any other documents which the legislation requires to be attached to them;
• electing directors in place of those retiring for any reason (whether by rotation or not); and
• appointing the Auditor (when special notice of the resolution for the appointment is not required by the legislation) and deciding either the remuneration that the Auditor will be paid or the way in which this remuneration will be decided

Ordinary Shareholders	Holders of Ordinary Shares

Ordinary Shares	BT’s ordinary shares of 5p each

paid-up (share or other security)	Includes a share or other security which is treated (credited) as paid-up

pay	Includes any kind of reward or payment for services

person or people	Includes companies and unincorporated associations

proxy form	Includes any document or electronic communication which appoints a proxy

recognised clearing house	A clearing house recognised under the Financial Services Act 1986

recognised investment exchange	An investment exchange recognised under the Financial Services Act 1986

Register	BT’s register of shareholders

Registered Office	BT’s registered office

Regulations	The Uncertificated Securities Regulations 1995

rights (of a share)	The rights attached to the share when it is issued, or afterwards

Seal	BT’s common seal or Securities Seal

Secretary	A person appointed by the Board to do work as the company secretary, including an assistant (who does not need to be appointed by the Board under Article 119), deputy or temporary company secretary.Where two or more people are appointed to act jointly, it includes any one of them

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63	Memorandum and Articles of Association of BT Group plc

	Words	Meanings

	Securities Seal	An official seal kept by BT under section 40 of the Companies Act

	shareholders	Holders of BT’s shares

	shareholders’ meeting	A General Meeting of BT or a meeting of a class of holders of BT’s shares

	special business	All business at General Meetings except for ordinary business

	United Kingdom	Great Britain and Northern Ireland

	written or in writing	In writing, or any way of representing or copying words legibly so that they are permanent, or using electronic communications

	year	Calendar year

132.2	The singular includes the plural, and the other way around.

132.3	When an Act is referred to this includes an amendment to the Act as well as its inclusion in a later Act. This principle of interpretation also applies to other kinds of legislation.

132.4	A word which is defined in the Companies Act or the Regulations means the same in the Articles, unless the Articles define it differently, or the way in which the word is used is inconsistent with the definition in the Companies Act or the Regulations.

132.5	Where the legislation or the Articles say that something can be done by passing an ordinary resolution, this can also be done by passing a special resolution or an extraordinary resolution.

132.6	A person who is automatically entitled to a share by law includes a person who is entitled to the share as a result of the death or bankruptcy of a shareholder.

132.7	Where the Articles refer to certificated shares, this means that ownership of the shares can be transferred using a written transfer document (rather than in accordance with the Regulations) and that a share certificate is usually issued to the owner.

132.8	Where the Articles refer to clear days the number of days does not include the two days between which the interval is measured. For example, if notice is required to be given a number of clear days before a meeting, neither the date notice is delivered, or treated as being delivered, nor the date of the meeting is taken into account.

132.9	A debenture includes debenture stock and a debenture holder includes a debenture stockholder.

132.10	Where the Articles refer to a document being made effective this means being signed, sealed or executed in some other legally valid way.

132.11	Where the Articles refer to a show of hands, a shareholder may vote in person at a meeting (including by electronic means or electronic communications or any other method which the Board approves).

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64	Memorandum and Articles of Association of BT Group plc

132.12	Where the Articles refer to uncertificated shares, this means that ownership of the shares can be transferred in accordance with the Regulations without using a written transfer document and that no share certificate is issued to the owner.

Explanation of Terms

The aim of this explanation of terms is to help readers understand BT’s Memorandum and Articles. It explains words used in the Memorandum and Articles – the words might mean different things in other documents. This explanation of terms is not legally part of the Memorandum or Articles and it does not affect their meaning. The explanations are intended to be a general guide – they are not precise. Words which are printed in italics have their own heading in the explanation.

The Secretary welcomes any suggestions for extra words to include, or improvements. Shareholders can write to the Secretary at BT Centre, 81 Newgate Street, London EC1A 7AJ.

address
This is a term used in the Companies Act. In relation to electronic communications (including electronic mail or fax), it includes any number or address used for the purposes of that communication.

adjourn Where a meeting has a break, to be continued at a later time or day, at the same or a different place.

allot
When new shares are set aside for the person they are intended for, they are allotted. This will normally be after the person has agreed to pay for new shares, or has become entitled to new shares for any other reason. As soon as a share is allotted, that person gets the right to have their name put on the register of shareholders. When the person has been registered, the share has also been issued.

asset Anything which is of any value to its owner.

attorney An attorney is a person who has been appointed to act for another person. The attorney is appointed by a formal document, called a power of attorney.

automatically entitled to a share by law
In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in their own name. Or the person can require the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, their personal representatives have this right. If a shareholder is made bankrupt, their trustee in bankruptcy has the right.

beneficial interest or beneficial ownership
The person to whom something really belongs has the beneficial interest in it. This person may not be the registered (or legal) owner of the thing. For example, if a parent holds shares for their child, the child is the beneficial owner, and the parent is the legal owner. See also trustees.

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65	Memorandum and Articles of Association of BT Group plc

bond A promise to pay issued by a borrower to a lender.

brokerage Commission which is paid to a broker by a company issuing shares, where the broker’s clients have applied for shares.

capitalise To convert some or all of the reserves of a company into capital (such as shares).

capital redemption reserve A reserve of funds which a company may have to set up to maintain its capital base when shares are redeemed or bought back.

company representative
If a company owns shares, it can appoint a company representative to attend a shareholders’ meeting to speak and vote for it. BT’s Articles permit a company to appoint several people as its representatives. Each can speak and vote.

consolidate When shares are consolidated, they are combined with other shares. For example, every three £1 shares might be consolidated into one new £3 share.

debenture A typical debenture is a type of long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.
declare Generally, when a dividend is declared, it becomes due to be paid.

divide When shares are divided they are split into shares which have a smaller face value. For example, a £1 share might be divided into two 50p shares.

electronic communication or communications
This is a term used in the Companies Act (and the Electronic Communications Act 2000). It covers communication by electronic mail, fax, telephone and CD-rom and is broad enough to cover new methods of communication which may be developed in the future.

equity securities In section 89 of the Companies Act, this means all the shares of a company except:
• shares which only have a limited right to share in the company’s income or assets, for example, preference shares;
• shares held as a result of share schemes for employees (such as profit sharing schemes);
• some shares held by the founders of the company; and
• bonus shares issued when the company capitalises reserves.

equity securities can also include securities which can be converted into those shares, or which allow their holder to subscribe for those shares.

ex-dividend
Once a share has gone ex-dividend, a person who buys the share in the market will not be entitled to the dividend which has been declared shortly before it was bought. The seller remains entitled to this dividend, even though it will be paid after they have sold their share.

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66	Memorandum and Articles of Association of BT Group plc

executed
A document is executed when it is signed, or sealed or made valid in some other way.

exercise
When a power is exercised, it is put to use.

extraordinary resolution
A decision reached by a majority of at least 75 per cent of votes cast. The Companies Act requires extraordinary resolutions to be passed in certain situations.

face value
The face value of one Ordinary Share is 5p. This value is shown on the share certificate for a share, if there is one. When BT issues new shares this can be for a price which is at a premium to the face value. When shares are bought and sold on the stock market this can be different from the face value. The face value is sometimes also called the nominal value or par value.

holding company
A company which controls another company (for example, by owning a majority of its shares) is called the holding company of that other company. The other company is the subsidiary of the holding company.

indemnity
If a person gives another person an indemnity, they promise to make good any losses or damage which the other might suffer in particular circumstances. The person who gives the indemnity is said to indemnify the other person.

in issue
See issue.

instrument
A formal legal document.

issue
When a share has been issued, everything has been done to make the shareholder the owner of the share. In particular, the shareholder’s name has been put on the register of shareholders. Existing shares which have been issued are in issue.

liability
A debt or other financial obligation.

negotiable instrument
A document such as a cheque, which can be freely transferred from one person to another.

nominal value or par value
See face value.

operator
CRESTCo Limited or any other operator of a relevant system under the Regulations.

ordinary resolution
A decision reached by a simple majority of votes – that is by more than 50 per cent of the votes cast.

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67	Memorandum and Articles of Association of BT Group plc

personal representative
A person who is entitled to deal with the property (the estate) of a person who has died. If the person who has died left a valid will, the will appoints executors who are person representatives. If the person died without a will, the courts will appoint one or more administrators to be the personal representatives.

poll
A poll vote is usually a card vote but could be an electronic vote, for example, where people present at a meeting press a keypad. On a poll vote, the number of votes which a shareholder has will depend on the number of shares they own. An Ordinary Shareholder has one vote for each share they own. A poll vote is different to a show of hands vote, where each shareholder, proxy or company representative who is entitled to vote has just one vote, however many shares they own or represent.

power of attorney
A formal document which legally appoints one or more people to act on behalf of another person.

premium
If BT issues a new share for more than its face value (for example, because the market value is more than the face value), the amount above the face value is the premium.

proxy
A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder. A proxy is appointed by using a proxy form or in any other way the Board decide. A proxy does not have to be a shareholder. A proxy can vote on a poll and on a show of hands under BT’s Articles. A proxy can speak at the meeting if the articles allow this – BT’s Articles do.

proxy form
A form which a shareholder uses to appoint a proxy to attend a meeting and vote for them. BT’s Articles permit this form to be sent by fax or electronic mail or a shareholder to appoint a proxy by telephone. The proxy form or appointment must be received by BT at least 48 hours before the meeting to which it relates.

quorum
The minimum number of shareholders or directors who must be present before a meeting can begin. When this number is reached, the meeting is said to be quorate.

rank or ranking
When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks before another share in sharing in BT’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank after it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, then on shares which rank next. The same applies for repayments of capital. Capital must be paid first on shares which rank first in sharing in BT’s capital, then on shares which rank next.

recognised clearing house
A clearing house which has been authorised to carry on business by the UK authorities. A clearing house is a central computer system for settling transactions between members of the clearing house.

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68	Memorandum and Articles of Association of BT Group plc

recognised investment exchange
An investment exchange which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as shares, are traded. The London Stock Exchange is a recognised investment exchange.

redeem and redemption
When a share is redeemed, it goes back to BT in return for a sum of money (the redemption price) which was fixed before the share was issued. This process is called redemption. A share which can be redeemed is called a redeemable share.

relevant securities
Any shares of a company, except shares held as a result of share schemes for employees (such as profit sharing schemes) and some shares held by the founders of the company. Also included are any securities which can be converted into shares, or which allow their holders to subscribe for shares. This is defined in more detail in the Companies Act.

relevant system
This is a term used in the legislation for a computer-based system which allows shares without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a relevant system.

renunciation
Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced in favour of another person. This transfers the right to have the share registered to another person. This process is called renunciation.

remainder
The interest in property that is left after another interest in the property ends, such as full title after a life estate (the right to use the property until death). A remainder is different from a reversion which gives title back to the grantor of the property or to the grantor’s descendants.

reserve fund or reserve
A fund which has been set aside in a company’s accounts – profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve fund by the company.

retire by rotation
Each member of the board retires every three years. This gives the shareholders the chance to confirm their appointments by voting on whether to re-elect them.

reversion
The return to the grantor or their heirs of property after all interests in the property given to others have terminated.

revoke
To withdraw or cancel.

rights issue
A way in which companies raise extra share capital. Usually the existing shareholders will be offered the chance to buy a certain number of new shares, depending on how many they already have. For example, shareholders can be offered the chance to buy one new share from the company for every four they already have.

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69	Memorandum and Articles of Association of BT Group plc

securities Financial instruments such as shares, bonds, and debentures.

share premium account
If a new share is issued by BT for more than its face value (because the market value is more than the face value) then the amount above the face value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) called the share premium account.

show of hands
A shareholder, proxy or company representative raises their hand to vote at a meeting. Each shareholder, proxy or company representative who is entitled to vote has just one vote, no matter how many shares they hold or represent.

special notice
If special notice of a resolution is required by the legislation, the resolution is not valid unless BT has been told about the intention to propose it at least 28 days before the meeting at which it is proposed.

special resolution A decision reached by a majority of at least 75 per cent of votes cast. Shareholders must be given at least 21 days’ notice of a proposal to consider a special resolution.

special rights
These are the rights of a particular class of shares, as distinct from rights which apply to all shares generally. Examples of special rights are rights to income or assets and voting rights.

subject to
Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement, this means that the first statement must be read with the other statement, which will prevail if there is a conflict.

subscription or subscribe for shares To agree to take new shares in a company (usually for a cash payment).

subsidiary
A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company. This is defined in more detail in the Companies Act.

subsidiary undertaking
This is also a term used in the Companies Act. It is a wider definition than subsidiary. Generally speaking it is a company which is controlled by another company because the other company:
• has a majority of the votes in the company, either alone or acting with others;
• is a shareholder who can appoint or remove a majority of the directors; or
• can exercise dominant influence over the company because of anything in the company’s memorandum or articles or because of a certain kind of contract.

takeover offer
An offer to acquire all the shares, or all the shares of any class, in a company (except shares already held by the person making the offer). The terms of the offer must be the same for all the shares to which the offer relates. This is defined in more detail in the Companies Act.

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70	Memorandum and Articles of Association of BT Group plc

tenant in common
Where two or more people hold title to property in which each has an ‘undivided interest’ and an equal right to use the property, even if the percentages of interests are not equal. If one of the tenants in common dies, the remaining tenant(s) do not automatically become entitled to the property. Each interest can be separately sold, mortgaged or willed to another.

trustee
A person who holds property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a trust. The people whose property is held by the trustee are called the beneficial owners.

underwrite or underwriter
A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.

unincorporated associations
Associations, partnerships, societies and other bodies which the law does not treat as legal persons separate from their members.

warrant or dividend warrant
Similar to a cheque for a dividend.

wind up
The formal process to put an end to a company. When a company is wound up its assets are distributed. The assets go first to creditors who have supplied property and services and then to shareholders. Shares which rank first in sharing in BT’s assets will receive any funds which are left over before any shares which rank after them.

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71	Memorandum and Articles of Association of BT Group plc

Index

Subject	Article	Page

Accounts	128-130	59

Appointment and Removal of Directors	32-37	27
Age limits	37	28
Directors can act if there are vacancies	36	28
Electing two or more directors	35	28
Filling vacancies and appointing or electing directors	33	27
People who can be directors	32	27
Removing and electing directors by ordinary resolution	34	27

Auditor	117-118	55

Automatic entitlement to shares by law	92-96	46

Board Committees	56-57	33

Board Meetings	47-55	31
Chairman of	49	31
Minutes of meetings	53	32
Notice of	48	31
Quorum	50	31
Validity of Board’s actions	54	32
Video conference and telephone meetings	52	32
Voting at	51	32
Written Resolutions	55	32

Borrowing Powers (of Directors)	70-71	38

Changing Share Capital	79-83	42
Buying back shares	83	42
Fractions of shares	82	42
Power to change capital	81	42
Power to increase capital	79	42
Power to reduce capital	80	42

Company Representatives	28-29	26

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72	Memorandum and Articles of Association of BT Group plc

Subject	Article	Page

Directors	30-46	26
Appointment and Removal	32-37	27
Borrowing powers and restrictions	70-71	38
Disqualification	42	29
Expenses	44	30
Interests	58-60	33
Management powers	61-69	35
Number of directors	30	26
Pensions	46	30
Remuneration	43-46	30
Rotation	38-41	28
as Shareholders (directors need not be)	31	27

Dividends	98-107	48
Deducting amounts owing from dividends and other money	103	49
Distributions in kind	100	48
Final Dividends	98	48
Fixed and interim dividends	99	48
No dividends are payable except out of profits	101	48
Payments to shareholders	102	49
Record dates	106	50
Scrip dividends	107	50
Unclaimed dividends and other money	104	49
Waiver of dividends	105	50

Documents	121-122	57

General Meetings	2-3	17
Adjourning meetings	10	20
Amending resolutions	11	21
Annual	2	17
Chairman of meetings	6	19
Extraordinary	3	17
Meeting in different places	8	19
Notices	4-5	17
Proceedings at	6-11	19
Polls	13-15	21
Quorum	9	20
Security and other arrangements	7	19
Voting at	12-18	21
Written resolutions	18	22

Indemnity and Insurance	123-124	58

Interpretation	132	61

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73	Memorandum and Articles of Association of BT Group plc

Subject	Article	Page

Management powers (of directors)	61-69	35
Appointing directors to executive positions	62	36
Delegation of powers	63	36
Management powers	61	35
Overseas branch registers	67	37
Positions with titles including the word “director”	66	37
Power to appoint agents	65	37
Power to establish local boards and agencies	64	36
Power to provide for the benefit of employees and former employees	69	37
Signatures on cheques etc.	68	37

Meetings (see General Meetings)

Notices	108-116	52
of General Meetings	4	17
Moving or postponing at short notice	5	18

People automatically entitled to shares by law	92-96	46

Proceedings at General Meetings	6-11	19

Proxies	24-27	24

Quorums
for General Meetings	9	20
for Board Meetings	50	31

Record dates	106	50

Removal of Directors	34	27

Reserves	125-127	58
Assets treated as revenue	127	59
Changing reserves into capital	126	58
Setting up reserves	125	58

Remuneration of Directors	43-46	30
Directors’ expenses	44	30
Directors’ fees	43	30
Extra fees	45	30
Pensions and other benefits	46	30

Representatives (see Company Representatives)

Rotation of Directors	38-41	28
When a director retires	41	29

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74	Memorandum and Articles of Association of BT Group plc

Subject	Article	Page

Seals	120	56

Secretary	119	55

Scrip Dividends	107	50

Share Capital	72-78	39
Board’s authority to allot “relevant securities” and “equity securities”	74	39
Board’s power to deal with shares	73	39
BT’s share capital	72	39
Buying back shares	83	42
Changing share capital	79-83	42
No trusts or similar interests recognised	78	41
Power to pay commission and brokerage	77	41
Renunciations of allotted but unissued shares	76	41
Uncertificated shares	75	41

Share Certificates	87-88	44

Share Rights	84-86	43

Shareholders’ Voting Rights	19-23	23

Shareholders who cannot be traced	97	47

Signature of Documents	109	53

Transferring Shares	89-91	45

Untraced shareholders	97	47

Voting at General Meetings	12-18	21
Chairman’s casting vote	16	22
Effect of declaration by Chairman	17	22
How votes are taken	12	21
Polls	13-15	21
Written Resolutions	18	22

Winding up	131	60

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75	Memorandum and Articles of Association of BT Group plc

Private Company Limited by Shares

The Companies Act 1985

Newgate Telecommunications Limited

Ordinary Resolution

Company No. 4190816

At an Extraordinary General Meeting of the shareholders of Newgate Telecommunications Limited held on 10 September 2001 the following Ordinary Resolution was approved.

THAT, subject to the passing of Resolution 1 in the notice convening this meeting the Directors be generally and unconditionally authorised to make one or more market purchases (within the meaning of section 163(3) of the Companies Act 1985) of ordinary shares in the capital of the Company, subject to the following conditions:

(a) the maximum number of ordinary shares which may be purchased is 870,000,000;

(b) the minimum price which may be paid for each ordinary share is 115p or such higher price as is required by law;

(c) the maximum price which may be paid for each ordinary share is an amount equal to 105 per cent of the middle market quotations for an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the share is contracted to be purchased;

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76	Memorandum and Articles of Association of BT Group plc

(d)	unless previously revoked, varied or extended, this authority expires at the conclusion of the first annual general meeting of the Company or within 12 months from the date of passing of this resolution, whichever is the earlier; and

(e)	the Company may make a contract or contracts to purchase ordinary shares under this authority prior to the expiry of such authority that will or may be executed wholly or partly after the expiry of such authority and may make a purchase of ordinary shares in pursuance of any such contract or contracts.

DAVID BORTHWICK Director

Registered Office: 81 Newgate Street LONDON EC1A 7AJ

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77	Memorandum and Articles of Association of BT Group plc

Private Company Limited by Shares

The Companies Act 1985

Newgate Telecommunications Limited

Special Resolution

Company No. 4190816

At an Extraordinary General Meeting of the shareholders of Newgate Telecommunications Limited held on 10 September 2001 the following Special Resolution was approved.

THAT, subject to the allotment of the one £50,025 Redeemable Preference Share:

(i) the directors be and are hereby authorised to apply for the re-registration of the Company as a public limited company;

(ii) the name of the Company be changed on re-registration as a public limited company to “BT Group plc” and that that name be substituted for the name “Newgate Telecommunications Limited” in Clause 1 of the Memorandum of Association of the Company;

(iii) the following new Clause 2 be inserted in the Company’s Memorandum of Association

“The Company is to be a public limited company.”

and that the remaining clauses be renumbered accordingly;

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78	Memorandum and Articles of Association of BT Group plc

(iv)	Clause 4 of the Company’s Memorandum of Association be replaced with the new objects set out in Clause 4 of the proposed amended Memorandum of Association submitted to this meeting and initialled by the chairman of the meeting for the purposes of identification;

(v)	the Articles of Association submitted to this meeting and initialled by the chairman of the meeting for the purposes of identification be adopted as the new Articles of Association of the Company in substitution for the existing Articles of Association.

DAVID BORTHWICK Director

Registered Office: 81 Newgate Street LONDON EC1A 7AJ

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79	Memorandum and Articles of Association of BT Group plc

Private Company Limited by Shares

The Companies Act 1985

Newgate Telecommunications Limited

Special Resolution

Company No. 4190816

At an Extraordinary General Meeting of the shareholders of Newgate Telecommunications Limited held on 10 September 2001 the following Special Resolution was approved.

THAT, subject to the new Articles of Association having been adopted under Resolution 3(v) in the notice convening this meeting, upon redemption of the one Redeemable Preference share the Articles of Association of the Company be amended by the deletion of Article 73 and that the Articles thereafter be renumbered accordingly.

DAVID BORTHWICK
Director

Registered Office:
81 Newgate Street
LONDON
EC1A 7AJ

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80	Memorandum and Articles of Association of BT Group plc

Company Limited by Shares

The Companies Act 1985

BT Group plc

Special Resolution

Company No. 4190816

At an extraordinary general meeting of the Company duly convened and held on 15 November 2001 the following Resolution was duly passed as a Special Resolution:

THAT:

1	subject to and conditional upon the reduction of capital and sub-division of Authorised But Unissued Shares, as described in the special resolution of the Company set out in the attached Schedule, becoming effective, Article 72 of the Articles of Association of the Company be amended by:

1.1	the deletion of the words “at the date when the Articles are adopted” from the first sentence;

1.2	the deletion in the first sentence of “£23,000,050,025” and the substitution therefor of such amount as is equal to the authorised share capital of the Company immediately following the said reduction of capital and sub-division of Authorised But Unissued Shares becoming effective; and

1.3	the deletion in the second sentence of “20,000,000,000” and the substitution therefor of such number as is equal to the number of ordinary shares of 5p each in the capital of the Company immediately following the said reduction of capital and sub-division of Authorised But Unissued Shares becoming effective.

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81	Memorandum and Articles of Association of BT Group plc

2	For the purposes of this Resolution “Authorised But Unissued Shares” shall have the same meaning as in the special resolution of the Company set out in the attached schedule.

ALISON RICHIE Authorised signatory

Registered Office: 81 Newgate Street LONDON EC1A 7AJ

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82	Memorandum and Articles of Association of BT Group plc

SCHEDULE

Private Company Limited by Shares

The Companies Act 1985

Newgate Telecommunications Limited

Special Resolution

Company No. 4190816

At an Extraordinary General Meeting of the shareholders of Newgate Telecommunications Limited held on 10 September 2001 the following Special Resolution was approved.

THAT:

(A)	subject to and conditional upon the passing of Resolutions 1 and 2 in the notice convening this meeting, and the Ordinary Shares required to be issued by the Company pursuant to the Demerger having been registered in the names of the persons entitled thereto:

	A.1	the capital of the Company be reduced by:

		(i)	cancelling paid up capital to the extent of 110p on each of the Issued Ordinary Shares; and

		(ii)	reducing the nominal amount of each of the Issued Ordinary Shares from 115p to 5p;

	A.2	forthwith upon the above reduction of capital taking effect each of the Authorised But Unissued Shares of 115p each in the capital of the Company be and is hereby sub-divided into 23 Ordinary Shares of 5p each;

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83	Memorandum and Articles of Association of BT Group plc

SCHEDULE

(B)	for the purposes of this Resolution:

“Authorised But Unissued Shares” means Ordinary Shares which are authorised but unissued at the close of business on the day immediately preceding the Order Date;
“Court” means the High Court of Justice in England and Wales;
“Demerger” means the demerger of the wireless business of British Telecommunications public limited company as described in a circular to be dated on or about 18 September and sent to shareholders of British Telecommunications public limited company on or around 24 September 2001;
“Issued Ordinary Shares” means Ordinary Shares in issue at the close of business on the day immediately preceding the Order Date;
“Order Date” means the date on which an order is made confirming the reduction of capital resolved upon by this resolution, or, if later, the date on which such order is expressed to take effect; and
“Ordinary Shares” means ordinary shares of whatever nominal amount from time to time in the capital of the Company.

DAVID BORTHWICK Director

Registered Office: 81 Newgate Street LONDON EC1A 7AJ

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84	Memorandum and Articles of Association of BT Group plc

Private Company Limited by Shares

The Companies Act 1985

Newgate Telecommunications Limited

Special Resolution

Company No. 4190816

At an Extraordinary General Meeting of the shareholders of Newgate Telecommunications Limited held on 10 September 2001 the following Special Resolution was approved.

THAT, subject to and conditional upon the reduction of capital, as described in Resolution 9 in the notice convening this meeting, becoming effective, the Articles of Association of the Company be amended by the deletion of the expression “115p” in each of Articles 72, 73, 133 and the Explanation of Terms and the substitution therefor of the expression “5p”.

DAVID BORTHWICK
Director

Registered Office:
81 Newgate Street
LONDON
EC1A 7AJ

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85	Memorandum and Articles of Association of BT Group plc

Company Limited by Shares

The Companies Act 1985

BT Group plc

Special Resolution

Company No. 4190816

At an extraordinary general meeting of the Company duly convened and held on 15 November 2001 the following Resolution was duly passed as a Special Resolution:

THAT subject to and conditional upon the redemption of the redeemable preference share in the issued share capital of the Company and the sub-division of the redeemable preference share into ordinary shares in the capital of the Company pursuant to Article 73 of the Articles of Association of the Company, Article 72 of the Articles of Association of the Company be amended by:

(i) the deletion of the words “and one redeemable preference share with a face value of £50,025” from the second sentence; and

(ii) the deletion in the second sentence of the number of ordinary shares of 5p each in the capital of the Company immediately prior to the said redemption and sub-division becoming effective and the substitution therefor of such number as is equal to the number of ordinary shares of 5p each in the capital of the Company immediately following the said redemption and sub-division becoming effective.

ALISON RICHIE Authorised signatory

Registered Office: 81 Newgate Street LONDON EC1A 7AJ

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86	Memorandum and Articles of Association of BT Group plc

Company Limited by Shares

The Companies Act 1985

BT Group plc

Special Resolution

Company No. 4190816

At an extraordinary general meeting of the Company duly convened and held on 15 November 2001 the following Resolution was duly passed as a Special Resolution:

1	THAT the Articles of Association of the Company be amended with immediate effect by:

(i) the deletion of the words “on a poll” from the fifth bullet point of Article 4.2;

(ii) the insertion in Article 25.1 of the word “or” in the first sentence of the Article in between the words “…an electronic communication to appoint a proxy…” and “…, if no place or address is stated,…”; and

(iii) the deletion of Article 39.

ALISON RICHIE Authorised signatory

Registered Office: 81 Newgate Street LONDON EC1A 7AJ

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BT Group plc

Registered office: 81 Newgate Street
London EC1A 7AJ

Registered in England No: 4190816

Printed on paper which complies with international
environmental standards.

Company No. 4190816

THE COMPANIES ACT 1985 as amended

Public Company Limited by Shares

Ordinary Resolution

of
BT GROUP plc

Passed 13 July 2005

At the Annual General Meeting of BT GROUP plc duly convened and held on Wednesday 13 July 2005 the following resolution was duly passed as an Ordinary Resolution:-

ORDINARY RESOLUTION

THAT the authority and power conferred on the directors in relation to the Section 80 Amount by Article 74 of the Company’s articles of association be renewed until 12 October 2006, and for such period the Section 80 Amount shall be £140 million.

LARRY STONE

Secretary

Company No. 4190816
THE COMPANIES ACT 1985 as amended

Public Company Limited by Shares

Special Resolution

of
BT GROUP plc

Passed 13 July 2005
At the Annual General Meeting of BT GROUP plc duly convened and held on Wednesday13 July 2005 the following resolution was duly passed as a Special Resolution:-

SPECIAL RESOLUTION THAT the authority and power conferred on the directors by Article 74 of the Company’s articles of association be

• Extended to any sale of shares which the Company may hold as treasury shares; and

• Renewed until 12 October 2006;

and for that period the Section 89 amount shall be £21 million
LARRY STONE Secretary